--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

       Date of Report (Date of earliest event report): December 28, 1995

                            MERIDIAN BANCORP, INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

       Pennsylvania                    0-12364                   23-2237529
------------------------------     ----------------            -----------------
 (State of other jurisdiction         (Commission                (IRS Employee
      of incorporation)               File Number)               Ident. No.)


   35 North Sixth Street Reading, Pennsylvania                       19601
--------------------------------------------------              ----------------
   (Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code  (610) 655-2000
                                                    --------------
                                 N/A
________________________________________________________________________________
        (Former name or former address, if changed since last report.)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Item 5.   Other Events.
          ------------

     As previously reported in a Current Report on Form 8-K dated October 10, 1995, on October 10, 1995 Meridian Bancorp, Inc. ("Meridian") and CoreStates Financial Corp ("CoreStates") entered into an Agreement and Plan of Merger pursuant to which Meridian will be merged into CoreStates with CoreStates as the surviving corporation. In the merger, each share of Meridian common stock will, subject to certain adjustments, be exchanged for 1.225 shares of CoreStates common stock. The merger is expected to close during the second quarter of 1996, subject to the satisfaction of certain conditions, including among others, approval of the merger by the shareholders of both Meridian and CoreStates and receipt of required regulatory approvals. The transaction is expected to be accounted for as a pooling of interests.

     There is included at Item 7 of this Current Report on Form 8-K certain historical financial information regarding CoreStates.

Item 7.   Financial Statements and Exhibits.
          ---------------------------------

     (c)  Exhibits.
          --------

          99.1 Agreement and Plan of Merger, dated as of October 10, 1995, by and between Meridian Bancorp, Inc, and CoreStates Financial Corp. (Incorporated herein by reference to Exhibit 99.2 to the Current Report on Form 8-K of Meridian Bancorp, Inc., filed on October 20, 1995).

          99.2 Unaudited consolidated balance sheets of CoreStates Financial Corp as of September 30, 1995 and the related consolidated unaudited statements of income, changes in shareholders' equity and cash flows for the nine-month periods ended September 30, 1995 and 1994.

          99.3 Consolidated balance sheets of CoreStates Financial Corp as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             MERIDIAN BANCORP, INC.

Dated:  December 28, 1995

                                             By /s/ Samuel A. McCullough
                                               ---------------------------------
                                                   Samuel A. McCullough
                                                   Chairman and Chief Executive
                                                   Officer

CORESTATES FINANCIAL CORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except per share amounts)


                                                            Nine Months Ended
                                                              September 30,
                                                         --------------------------
                                                            1995            1994
                                                         ----------      ----------
INTEREST INCOME
---------------
Interest and fees on loans:
  Taxable income...................................      $1,472,978      $1,227,510
  Tax exempt income................................          15,019          17,225
Interest on investment securities:
  Taxable income...................................          99,178         104,539
  Tax exempt income................................           9,354          12,530
Interest on time deposits in banks.................          89,729          44,911
Other interest income..............................           7,689           4,856
                                                         ----------      ----------
     Total interest income.........................       1,693,947       1,411,571
                                                         ----------      ----------
INTEREST EXPENSE
----------------
Interest on deposits...............................         400,622         258,540
Interest on funds borrowed.........................          87,284          62,768
Interest on long-term debt.........................          92,157          60,141
                                                         ----------      ----------
     Total interest expense........................         580,063         381,449
                                                         ----------      ----------
     NET INTEREST INCOME...........................       1,113,884       1,030,122
Provision for losses on loans......................          77,500         221,900
                                                         ----------      ----------
     NET INTEREST INCOME AFTER PROVISION
       FOR LOSSES ON LOANS.........................       1,036,384         808,222
                                                         ----------      ----------
NON-INTEREST INCOME
-------------------
Service charges on deposit accounts................         132,057         137,454
Trust income.......................................          72,154          72,379
Fees for international services....................          69,048          59,321
Debit and credit card fees.........................          47,017          47,068
Income from investment in EPS, Inc.................          41,566          23,802
Gains on trading account securities................           1,763           1,887
Securities gains...................................           8,457          14,143
Other operating income.............................          80,135          65,225
                                                         ----------      ----------
     Total non-interest income.....................         452,197         421,279
                                                         ----------      ----------
NON-FINANCIAL EXPENSES
----------------------
Salaries, wages and benefits.......................         457,013         477,883
Net occupancy......................................          86,830          87,484
Equipment expenses.................................          58,051          57,081
Restructuring and merger-related charges...........         104,563         108,700
Other operating expenses...........................         283,726         279,710
                                                         ----------      ----------
     Total non-financial expenses..................         990,183       1,010,858
                                                         ----------      ----------
INCOME BEFORE INCOME TAXES.........................         498,398         218,643
--------------------------
Provision for income taxes.........................         183,115          81,326
                                                         ----------      ----------
INCOME BEFORE CUMULATIVE EFFECT OF A
------------------------------------
  CHANGE IN ACCOUNTING PRINCIPLE...................         315,283         137,317
-------------------------------
Cumulative effect of a change in
  accounting principle, net of
  income tax benefits of $1,846....................              -           (3,430)
                                                         ----------      ----------
NET INCOME.........................................      $  315,283      $  133,887
----------                                               ==========      ==========
Average common shares outstanding..................         141,427         142,581
                                                         ==========      ==========
PER COMMON SHARE DATA
---------------------
Income before cumulative effect of a
 change in accounting principle....................           $2.23           $0.97
                                                              =====           =====
Net income.........................................           $2.23           $0.95
                                                              =====           =====
Cash dividends declared............................           $1.02           $0.90
                                                              =====           =====

See accompanying notes to the consolidated financial statements.

CORESTATES FINANCIAL CORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (UNAUDITED) (in thousands)



                                                      Common       Capital      Retained      Treasury
                                                       stock       surplus      earnings        stock          Total
                                                     --------     --------     ----------     ---------      ----------
Nine Months Ended September 30, 1994
----------------------------------------
Balances at beginning of year.....................   $145,740     $778,498     $1,451,965     $  (7,819)     $2,368,384
Net income........................................                                133,887                       133,887
Net change in unrealized gain on
  investments available-for-sale, net of tax......                                (37,394)                      (37,394)
Treasury shares acquired (5,849 shares)...........                                             (157,543)       (157,543)
Purchase and retirement of common stock...........       (166)        (994)        (3,583)                       (4,743)
Common stock issued under employee
 benefit plans (279 new shares;
   559 treasury shares)...........................        279        4,159         (6,313)       15,069          13,194
Common stock issued under dividend
  reinvestment plan (338 treasury shares).........                       8           (474)        9,315           8,849
Conversion of subordinated debentures
  (30 new shares).................................         30          684                                          714
Cash paid for fractional shares issued............                                    (83)                          (83)
Foreign currency translation adjustments..........                                     90                            90
Common dividends declared.........................                               (125,170)                     (125,170)
                                                     --------     --------     ----------     ---------      ----------
Balances at end of period.........................   $145,883     $782,355     $1,412,925     $(140,978)     $2,200,185
                                                     ========     ========     ==========     =========      ==========

Nine Months Ended September 30, 1995
------------------------------------

Balances at beginning of year.....................   $145,878     $781,766     $1,446,767     $ (24,297)     $2,350,114
Net income........................................                                315,283                       315,283
Net change in unrealized gain on
 investments available-for-sale, net of tax.......                                 14,926                        14,926
Treasury shares acquired (8,987 shares)...........                                             (287,760)       (287,760)
Common stock issued under employee
 benefit plans (2,714 treasury shares)............         (3)         (61)       (26,449)       83,685          57,172
Common stock issued under dividend
 reinvestment plan (330 treasury shares)..........                     200             (2)        9,801           9,999
Cash paid for fractional shares issued............                                    (24)                          (24)
Foreign currency translation adjustments..........                                     27                            27
Common dividends declared.........................                               (143,947)                     (143,947)
                                                     --------     --------     ----------     ---------      ----------
Balances at end of period.........................   $145,875     $781,905     $1,606,581     $(218,571)     $2,315,790
                                                     ========     ========     ==========     =========      ==========

See accompanying notes to the consolidated financial statements.

CORESTATES FINANCIAL CORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)



                                                        Nine Months Ended
                                                          September  30,
                                                   ---------------------------
                                                       1995           1994
                                                   ------------   ------------
Operating Activities
--------------------
Net income.......................................   $   315,283    $   133,887
Adjustments to reconcile net income to
 net cash provided by operating activities:
  Restructuring and merger-related
    charges......................................       104,563        108,700
  Cumulative effect of a change in
    accounting principle.........................            -           3,430
  Provision for losses on loans..................        77,500        221,900
  Provision for losses and writedowns on
    OREO.........................................         6,464         33,181
  Depreciation and amortization..................        44,919         53,008
  Securities gains, net..........................        (8,457)       (14,143)
  Other gains....................................       (19,000)            -
  Deferred income tax benefit....................       (38,028)       (24,310)
  Increase in due to factored clients............        43,039        146,480
  (Increase) decrease in accrued
    interest receivable..........................        (2,176)        18,357
  Increase in accrued interest payable...........        32,193          7,011
  Other assets and liabilities, net..............      (127,178)      (169,863)
                                                   ------------   ------------
     Net Cash Provided by Operating
       Activities................................       429,122        517,638
                                                   ------------   ------------
Investing Activities
--------------------
Net increase in loans............................      (972,950)      (250,613)
Proceeds from sales of loans.....................       678,234        664,362
Loans originated or acquired -- non-bank
  subsidiary.....................................   (26,573,505)   (25,895,781)
Principal collected on loans -- non-bank
  subsidiary.....................................    26,178,636     25,309,901
Net increase in time deposits,
  principally eurodollars........................        (3,049)      (282,037)
Purchases of investments
  held-to-maturity...............................      (401,243)      (798,748)
Purchases of investments
  available-for-sale.............................       (81,449)      (350,166)
Proceeds from maturities of investments
  available-for-sale.............................        12,738        306,083
Proceeds from maturities of investments
  held-to-maturity...............................     1,103,030      1,054,808
Proceeds from sales of investments
  available-for-sale.............................       144,674        465,641
Net decrease in Federal funds sold and
  securities purchased under agreements
  to resell......................................       436,904         34,821
Purchases of premises and equipment..............       (79,398)       (72,239)
Proceeds from sales and paydowns on OREO.........        23,337         26,664
Other............................................         4,784         17,096
                                                   ------------   ------------
     Net Cash Provided by Investing
       Activities................................       470,743        229,792
                                                   ------------   ------------
Financing Activities
--------------------
Net decrease in deposits.........................    (1,349,949)    (1,620,909)
Proceeds from issuance of long-term debt.........       430,952        267,115
Retirement of long-term debt.....................      (360,109)      (130,634)
Net increase in short-term funds
  borrowed.......................................       699,037        314,756
Cash dividends paid..............................      (146,762)      (113,089)
Purchases of treasury stock......................      (287,760)      (157,543)
Other............................................        67,147         17,217
                                                   ------------   ------------
     Net Cash Used in Financing Activities.......      (947,444)    (1,423,087)
                                                   ------------   ------------
     Decrease in Cash and Due from Banks.........       (47,579)      (675,657)
     -----------------------------------
     Cash and due from banks at January 1,.......     2,262,512      2,521,676
                                                   ------------   ------------
     Cash and due from banks at September
       30,.......................................  $  2,214,933   $  1,846,019
                                                   ============   ============

Supplemental Disclosure of Cash Flow
------------------------------------
  Information
  -----------
Cash paid during the period for:
  Interest.......................................  $    547,870   $    374,438
                                                   ============   ============
  Income taxes...................................  $    138,314   $    104,776
                                                   ============   ============
Net cash received on interest rate swaps.........  $     17,768   $     81,020
                                                   ============   ============

See accompanying notes to the consolidated financial statements.

CORESTATES FINANCIAL CORP AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
SEPTEMBER 30, 1995

NOTE A -- BASIS OF PRESENTATION

    The accompanying unaudited consolidated financial statements of CoreStates Financial Corp ("CoreStates") have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (comprising only normal recurring accruals) necessary for a fair presentation have been included. Certain amounts in prior periods have been reclassified for comparative purposes. Operating results for the nine-month period ended September 30, 1995 are not necessarily indicative of the results that may be expected for the year ending December 31, 1995.

    During the first quarter of 1994, CoreStates recognized a $3.4 million after-tax, or $0.02 per share, impairment loss on certain mortgage securities as a cumulative effect of a change in accounting principle. The loss was the result of a write-down to fair value of these securities, which were deemed to be impaired. This resulted from a Financial Accounting Standards Board ("FASB") 1994 interpretation of Statement of Financial Accounting Standards No. 115 ("FAS 115"). The interpretation, reached by a consensus of the FASB Emerging Issues Task Force in March 1994, provides more definitive criteria for recognition of impairment losses on these types of securities.

NOTE B -- PENDING ACQUISITION

    On October 10, 1995, CoreStates announced a definitive agreement to acquire Meridian Bancorp, Inc. ("Meridian") in a transaction expected to be accounted for under the pooling of interests method of accounting (the "Merger"). For each Meridian common share outstanding, 1.225 shares of CoreStates' common stock will be issued. As a result of this transaction, approximately 81.6 million new shares will be issued. This agreement is subject to, among other conditions, approval by the shareholders of both CoreStates and Meridian and certain regulatory authorities.

    In May 1995, Meridian announced a definitive agreement to acquire United Counties Bancorporation ("United Counties"), a $1.6 billion asset New Jersey bank holding company. For each United Counties common share outstanding, 5.0 shares of Meridian's common stock will be issued. This agreement is also subject to, among other conditions, approval by shareholders and certain regulatory authorities.

CORESTATES FINANCIAL CORP AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
SEPTEMBER 30, 1995

NOTE B -- PROPOSED MERGER - CONTINUED


    A summary of selected unaudited historical financial information for Meridian follows:


                                                        Three Months Ended                  Nine Months Ended
                                                           September 30,                       September 30,
                                                         -----------------                   ----------------

Operating results:                                       1995         1994                    1995       1994
                                                         ----         ----                    ----       ----
(in millions, except per share amounts)
   Net interest income.........................         $ 156         $ 156                  $ 459      $ 459
   Non-interest income.........................            63            57                    188        171
   Income before cumulative effect of a change
      in accounting principle..................            54            37                    122(a)     118
   Per common share data:
      Income before cumulative effect of a
         change in accounting principle........          0.96          0.63                   2.14(a)    2.03
      Cash dividends declared..................          0.37          0.34                   1.08       1.00
   Average common shares outstanding...........        55.848        57.804                 55.928     57.798


                                                 September 30,
                                                     1995
                                                 -------------
Balance sheet (at period-end):
(in millions, except per share amount)
   Assets...............................           $  14,581
   Loans................................              10,246
   Deposits.............................              11,104
   Common shareholders' equity..........               1,266
   Book value per common share..........               22.65

---------------------
(a) In June 1995, Meridian completed an internal review of its operations and businesses and announced a company-wide plan designed to improve its operating performance and competitive position. As a result of this review, Meridian recorded a restructuring charge in the second quarter of 1995 of $32.0 million ($20.8 million after-tax or $0.37 per share).


A summary of selected unaudited historical financial information for United Counties follows:

                                                        Three Months Ended                  Nine Months Ended
                                                           September 30,                       September 30,
                                                         -----------------                   ----------------

Operating results:                                       1995         1994                    1995       1994
                                                         ----         ----                    ----       ----
(in millions, except per share amounts)
   Net interest income.........................         $  16         $  17                  $  47      $  50
   Non-interest income.........................             2             2                     16(b)       4
   Income before cumulative effect of a change
      in accounting principle..................             6             6                     26         18
   Per common share data:
      Income before cumulative effect of a
         change in accounting principle........          2.87          2.80                  11.89(b)    8.30
      Cash dividends declared..................          1.85          0.80                   3.45       2.20
   Average common shares outstanding...........         2.146         2.138                  2.145      2.136


                                                 September 30,
                                                     1995
                                                 -------------
Balance sheet (at period-end):
(in millions, except per share amount)
   Assets...............................           $   1,630
   Loans................................                 389
   Deposits.............................               1,303
   Common shareholders' equity..........                 199
   Book value per common share..........               92.68

---------------------
(b) Includes a gain of $12.0 million ($7.6 million after-tax or $3.56 per share) on the exchange of investment securities.

CORESTATES FINANCIAL CORP AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
September 30, 1995

NOTE C - LOAN PORTFOLIO

   Loans, net of unearned discounts, at September 30, 1995 consists of the following (in thousands):

                                              September 30,
                                                   1995
                                              -------------
Domestic:
 Commercial, industrial and other:
   Highly leveraged transactions ("HLTs").    $   539,693
   Other..................................      9,141,537
                                              -----------
    Total commercial, industrial and            9,681,230
     other................................    -----------
 Real estate:
   Construction and development...........        330,619
   Residential............................      2,493,735
   Other..................................      2,739,302
                                              -----------
    Total real estate.....................      5,563,656
                                              -----------
 Consumer:
   Installment............................      1,396,684
   Credit card............................      1,485,761
                                              -----------
    Total consumer........................      2,882,445
                                              -----------
 Financial institutions...................        942,039
 Factoring receivables....................        555,169
 Lease financing..........................        742,251
                                              -----------
    Total domestic........................     20,366,790
                                              -----------
Foreign...................................        801,236
                                              -----------
    Total loans...........................    $21,168,026
                                              ===========


   In May 1993, the FASB issued Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" ("FAS 114") and in October 1994, the FASB issued Statement No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures" ("FAS 118"). FAS 114 addresses accounting for impairment of certain loans and requires that impaired loans within the scope of FAS 114 be measured based on the present value of expected cash flows discounted at the loan's effective interest rate, or be measured at the loan's observable market price or the fair value of its collateral. FAS 118 amended FAS 114's income recognition policies and clarifies FAS 114's disclosure requirements. Both FAS 114 and 118 are effective beginning in 1995. As required, CoreStates adopted FAS 114 and 118 in the first quarter of 1995. The adoption of these standards did not have an impact on CoreStates' provision for loan losses or allowance for loan losses, nor change CoreStates' methodology for recognizing income on impaired loans.

CORESTATES FINANCIAL CORP AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (unaudited) -- continued September 30, 1995

NOTE D -- OFF-BALANCE SHEET DERIVATIVE FINANCIAL INSTRUMENTS AND COMMITMENTS

   In the normal course of business, there are outstanding commitments and contingent liabilities which are not reflected in the financial statements. These include various financial instruments with off-balance sheet risk used in connection with CoreStates' asset and liability management and to provide for the needs of customers. These involve varying degrees of credit, interest rate and liquidity risk, but do not represent unusual risks for the Corporation and management does not anticipate any significant losses as a result of these transactions.

   The following is a summary of contractual or notional amounts of off-balance sheet commitments and derivative financial instruments as of September 30, 1995 (in thousands):

                                          September 30,
                                               1995
                                          -------------
Standby letters of credit, net of
 participations.........................     $  949,577
Commercial letters of credit............      1,211,765
Commitments to extend credit............      9,332,230
Unused commitments under credit card
 lines..................................      3,865,837
Interest rate futures contracts:
 Commitments to purchase................        659,000
Commitments to purchase foreign and
 U.S. currencies........................      2,608,756
Interest rate swaps, notional principal
 amounts................................      7,868,041
Interest rate caps and floors:
 Written................................        583,986
 Purchased..............................        900,435
Other derivatives.......................        222,000

NOTE E -- PROCESS REDESIGN

   In order to build upon CoreStates' strong financial condition and sustain previous financial successes, and to accomplish this goal in the competitive financial services environment in which CoreStates operates, management had commenced an intensive review of all aspects of CoreStates' operations and businesses in September 1994. In March 1995, CoreStates completed its review and approved and announced a corporate-wide process redesign plan, which restructures its banking services around customers and enhances employees' authority to make decisions to benefit customers. The objectives of the process redesign are: (i) to enhance CoreStates' customer focus; (ii) to accelerate the culture change already in progress at CoreStates; and (iii) to improve productivity.

   As a result of the process redesign, CoreStates recorded a $110 million restructuring charge, $70 million after-tax or $0.49 per share, in March 1995. When complete, the process redesign will result in the elimination of 2,800 positions, or 2,600 full-time equivalent employees. The breakdown of the eliminated positions is as follows: (i) 450 positions resulting from a hiring freeze in place from September 1994 to April 1995; (ii) 530 positions resulting from expected attrition during implementation of the process redesign; (iii) 930 employees who have elected to accept an enhanced severance package; and (iv) 890 layoffs. At September 30, 1995, CoreStates had 13,700 full-time equivalent employees which includes reductions for the impact of the hiring freeze and 1,400 employee terminations during the second and third quarters. The components of the restructuring charge and related cash outflow were as follows (in millions):

                                     Restructuring Charge
                                     --------------------
                                                 Requiring        Cash
                                                   Cash          Outflow
                                    Total         Outflow       To-date(a)
                                    -----         -------       ----------
Severance costs.................    $  72           $72             $17
Office reconfiguration costs....       16             7               -
Branch closing costs............       15             7               1
Outplacement costs..............        3             3               2
Miscellaneous...................        4             2               2
                                    -----           ---             ---
         Total..................    $ 110           $91             $22
                                    =====           ===             ===

-------------------------------------------
(a) CoreStates' liquidity has not been significantly affected by these cash outflows.

   CoreStates believes that the restructuring charges recorded through September 30, 1995 will be sufficient to absorb the remaining restructuring related costs.

   The severance charge relates to the separation package which will be paid to those employees who have elected to accept that package and to those employees laid off. Cash payments under separation packages commenced in April 1995 and will continue for varying terms. No lump sum severance payments will be made. The office reconfiguration charge relates to the costs of asset writeoffs and lease buyouts that will be incurred principally in the process of streamlining and consolidating center city Philadelphia operations. This streamlining and consolidating process will occur over the 18-month period which began in April 1995. The branch closing charge relates to the costs of asset writeoffs and lease buyouts that will be incurred in the process of consolidating and closing 37 branch offices.

   CoreStates recorded restructuring credits of $3.0 million, $1.9 million after-tax or $0.01 per share in the second quarter of 1995 and $2.4 million, $1.5 million after-tax or $0.01 per share in the third quarter of 1995, related to gains on the curtailment of future pension benefits associated with the 1,400 employees terminated during the second and third quarters. CoreStates anticipates the recognition of an additional curtailment gain in the fourth quarter of 1995, as more employees reach their work-through dates.

   Future cash outflows to be incurred in implementing the process redesign plan, which were not included in the restructuring charge, will include approximately $25 million for capital expenditures and approximately $16 million in operating expenses. Since April 1995, the amount of incremental operating expenses that were incurred related to the process redesign were approximately $4 million.

   The principal themes of the process redesign plan are as follows:

    . Redefine the organizational structure around customers, customers segments and markets, not products;
    .  Streamline and consolidate functions and processes;
    . Vacate 1.2 million square feet of occupied space in 45 buildings, including the 37 branches to be closed;
    . Use technology to automate services and processes; and . Employ tiered pricing strategies and streamline product pricing.

   Implementation of the process redesign plan will occur over the 18-month period which began in April 1995. By late 1996, the process design is expected to generate cost efficiencies which will reduce expenses by $180 million and revenue enhancements which will net an addition of $30 million, combining to improve CoreStates' net income at an annual rate of $0.90 per share. The process redesign was originally expected to have a positive impact on net income of approximately $0.16 per share in 1995 (excluding the restructuring charge and subsequent credits) and $0.72 per share in 1996. Due to timing, the impact of the process redesign on 1995 net income is expected to exceed $0.16 per share. For the third quarter of 1995, the impact of the process redesign on net income (excluding the restructuring credit) was approximately $0.10 per share. This impact principally related to expense savings and exceeded original projections for the third quarter by $0.05 per share. The impact on net income for the nine months ended September 30, 1995 (excluding the net restructuring charge) was approximately $0.13 per share, $0.06 per share above original projections. The favorable variances to original projections are principally due to personnel savings, and mostly due to timing. CoreStates does not anticipate exceeding the annual run rate of $0.90 per share. A breakdown of expected expense reductions is as follows: personnel related - $98 million; professional and outside services - $20 million; occupancy - $18 million; office supplies - $9 million; telecommunications - $5 million; travel and entertainment - $5 million; furnishings - $4 million; and all other - $21 million. As with any earnings estimates, there are factors beyond CoreStates' control that could influence the actual results for 1995-1996, such as changes in economic conditions. As a result, the actual results could differ materially from these estimates.

CORESTATES FINANCIAL CORP AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in thousands)

                                                                   December 31,
                                                            -------------------------
                                                                1994          1993
                                                            -----------   -----------
ASSETS
Cash and due from banks (Note 4).......................     $ 2,262,512   $ 2,521,676
Time deposits, principally Eurodollars.................       1,750,458     1,319,457
Investment securities held-to-maturity (market value:
  1994-$2,423,830; 1993-$2,257,513) (Note 5)...........       2,454,584     2,228,560
Investment securities available-for-sale (Note 5)......         426,047     1,370,606
Total loans, net of unearned discounts of
  $146,305 in 1994 and $151,994 in 1993 (Note 6).......      20,526,216    19,776,258
  Less: Allowance for loan losses (Note 7).............        (500,631)     (450,823)
                                                            -----------   -----------
          Net loans....................................      20,025,585    19,325,435
Federal funds sold and securities purchased under
  agreements to resell.................................         731,820       161,527
Trading account securities.............................           1,206         6,393
Due from customers on acceptances......................         342,211       332,234
Premises and equipment (Note 8)........................         423,832       410,022
Other assets (Note 20).................................         906,881       758,707
                                                            -----------   -----------
          Total assets.................................     $29,325,136   $28,434,617
                                                            ===========   ===========

LIABILITIES
Deposits:
  Domestic:
    Non-interest bearing...............................     $ 6,362,470   $ 6,649,367
    Interest bearing (Note 9)..........................      14,565,051    13,686,027
  Overseas branches and subsidiaries (Note 9)..........       1,113,365       796,902
                                                            -----------   -----------
          Total deposits...............................      22,040,886    21,132,296
Short-term funds borrowed (Note 10)....................       1,546,201     1,884,125
Bank acceptances outstanding...........................         336,103       337,180
Other liabilities (Note 12)............................       1,260,722     1,123,342
Long-term debt (Note 11)...............................       1,791,110     1,589,290
                                                            -----------   -----------
          Total liabilities............................      26,975,022    26,066,233
                                                            -----------   -----------

COMMITMENTS AND CONTINGENT LIABILITIES (NOTE 15)

SHAREHOLDERS' EQUITY (NOTES 11, 13 AND 19)
Preferred stock: authorized 10.0 million
  shares; no shares issued................................            -            -
Common stock: $1 par value; authorized 200.0 million
  shares; issued 145.9 million shares in 1994 and
  145.8 million shares in 1993 (including treasury
  shares of 1.0 million in 1994 and .4 million in 1993).      2,350,114    2,368,384
                                                            -----------  -----------
          Total shareholders' equity......................    2,350,114    2,368,384
                                                            -----------  -----------
          Total liabilities and shareholders' equity......  $29,325,136  $28,434,617
                                                            ===========  ===========

See accompanying notes to the financial statements.

CORESTATES FINANCIAL CORP AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
(IN THOUSANDS)

                                                            COMMON     CAPITAL    RETAINED     TREASURY
                                                            STOCK      SURPLUS    EARNINGS       STOCK      TOTAL
                                                           --------   --------   ----------   ---------   ----------
Balances at December 31, 1991............................  $ 77,017   $713,283   $1,144,822   $  (7,711)  $1,927,411

Net income...............................................                           183,188                  183,188
Net change in unrealized gain in marketable
  equity securities, net of tax (Note 5).................                             1,331                    1,331
Treasury shares acquired (30 shares).....................                                        (1,480)      (1,480)
Stock issued in public offering (7,842 shares)...........     7,842     59,739                                67,581
Common stock issued under employee benefit
  plans (1,230 new shares; 52 treasury shares)...........     1,190     30,286          131         777       32,384
Common stock issued under dividend reinvestment
  plan (449 new shares; 220 treasury shares).............       338     14,083                    4,288       18,709
Conversion of subordinated debt (16 treasury shares).....                               (45)        245          200
Foreign currency translation adjustments.................                            (4,384)                  (4,384)
Common dividends declared................................                          (130,381)                (130,381)
                                                           --------   --------   ----------   ---------   ----------
Balances at December 31, 1992............................    86,387    817,391    1,194,662      (3,881)   2,094,559

Net income...............................................                           349,419                  349,419
Issuance of shares in connection with a 100% common
  stock dividend.........................................    58,929    (58,929)
Net unrealized gain on investments available-for-sale,
  net of tax (Note 5)....................................                            64,305                   64,305
Acquisition of Inter Community Bancorp (640 treasury
  shares)................................................                              (213)     17,459       17,246
Treasury shares acquired (1,060 shares)..................                                       (29,449)     (29,449)
Repurchase and retirement of common stock................      (382)    (2,255)      (5,808)                  (8,445)
Common stock issued under employee benefit
  plans (857 new shares; 175 treasury shares)............       586     13,701       (1,510)      4,871       17,648
Common stock issued under dividend reinvestment
  plan (358 new shares; 111 treasury shares).............       220      8,590         (101)      3,181       11,890
Foreign currency translation adjustments.................                            (1,758)                  (1,758)
Common dividends declared................................                          (147,031)                (147,031)
                                                           --------   --------   ----------   ---------   ----------
Balances at December 31, 1993............................   145,740    778,498    1,451,965      (7,819)   2,368,384

Net income...............................................                           245,362                  245,362
Net change in unrealized gain on investments avaliable-
  for-sale, net of tax (Note 5)..........................                           (52,951)                 (52,951)
Acquisition of Germantown Savings Bank (5,880 treasury
  shares) (Note 2).......................................                            (8,605)    156,361      147,756
Treasury shares acquired (8,598 shares)..................                                      (228,963)    (228,963)
Repurchase and retirement of common stock................      (177)      (981)      (3,583)         (2)      (4,743)
Common stock issued under employee benefit
  plans (279 new shares; 688 treasury shares)............       279      4,172       (7,803)     18,456       15,104
Common stock issued under dividend reinvestment and
  stock purchase plans (450 treasury shares).............                   77         (483)     12,306       11,900
Conversion of subordinated debt (36 new shares;
  909 treasury shares)...................................        36                  (2,001)     25,364       23,399
Cash paid for fractional shares..........................                               (83)                     (83)
Foreign currency translation adjustments.................                                52                       52
Common dividends declared................................                          (175,103)                (175,103)
                                                           --------   --------   ----------   ---------   ----------
Balances at December 31, 1994............................  $145,878   $781,766   $1,446,767   $ (24,297)  $2,350,114
                                                           ========   ========   ==========   =========   ==========

See accompanying notes to the financial statements.

CoreStates Financial Corp and Subsidiaries
CONSOLIDATED STATEMENT OF CASH FLOWS (in thousands)

                                                                    Year Ended December 31,
                                                        ---------------------------------------------
                                                            1994              1993            1992
                                                        ------------     -------------   ------------
OPERATING ACTIVITIES
   Net income..................................         $   245,362      $    349,419    $    183,188
   Adjustments to reconcile net income to net
       cash provided by operating activities:
     Cumulative effect of a change in
         accounting principle (Note 12)........               3,430            13,010          84,946
     Provision for losses on loans.............             246,900           121,201         160,250
     Provision for losses and writedowns
      on other real estate owned...............              44,538            26,614          34,253
     Depreciation and amortization.............              76,277            84,998         106,111
     Deferred income tax expense (benefit).....              16,393           (10,656)         26,864
     Securities gains (Note 5).................             (18,753)          (16,110)        (13,805)
     Other gains (Notes 6 and 20)..............              (1,900)          (11,000)        (41,072)
     Increase in due to factored clients.......              41,262           147,072           1,923
     Proceeds from contribution of assets
      to EPS joint venture (Note 20)...........                   -                 -          79,350
     (Increase) decrease in interest receivable             (25,625)            3,646          44,398
     Increase (decrease) in interest payable...              23,551            (7,738)        (62,667)
     Other, net................................              54,881            43,789          80,004
                                                        -----------      ------------     -----------
   NET CASH PROVIDED BY OPERATING ACTIVITIES                706,316           744,245         683,743
                                                        -----------      ------------     -----------
INVESTING ACTIVITIES
   Purchase of Germantown Saving Bank, net of
     cash acquired (Note 2)....................             (74,053)                -               -
   Net (increase) decrease in loans (Note 6)...            (633,013)       (1,483,539)       (191,780)
   Proceeds from sales of loans (Note 6).......             897,528           790,193         568,698
   Loans originated or acquired--non-bank
     subsidiaries..............................         (33,760,035)      (24,712,336)    (16,561,468)
   Principal collected on loans--non-bank
     subsidiaries..............................          33,399,764        24,411,312      16,364,389
   Net (increase) decrease in time deposits,
     principally Eurodollars...................            (431,001)          495,615        (131,596)
   Purchases of investments held-to-maturity...          (1,030,404)                -               -
   Purchases of investments available-for-sale.            (422,894)
   Proceeds from maturities of investments held-
     to-maturity...............................           1,655,885                 -               -
   Proceeds from maturities of investments
     available-for-sale........................             308,598                 -               -
   Proceeds from sales of investments
     available-for-sale........................             690,343                 -               -
   Purchases of investment securities..........                   -        (2,252,933)     (2,169,341)
   Proceeds from sales of investment
     securities................................                   -           581,101         408,341
   Proceeds from maturities of investment
     securities................................                   -         1,819,500       1,440,311
   Net (increase) decrease in Federal funds
     sold and securities purchased under
     agreements to resell......................            (549,293)          105,363         109,410
   Purchases of premises and equipment.........             (92,232)         (107,275)        (47,221)
   Proceeds from sales and paydowns on other
     real estate owned.........................              59,947            84,389          79,073
   Other, net..................................              19,617             6,689          49,505
                                                        -----------      ------------     -----------
     NET CASH PROVIDED BY (USED IN) INVESTING
       ACTIVITIES..............................              38,757          (261,921)        (81,679)
                                                        -----------      ------------     -----------
FINANCING ACTIVITIES
 Net decrease in deposits....................              (536,836)         (540,605)       (244,987)
 Long-term debt issued (Note 11).............               478,048           916,519         332,775
 Retirement of long-term debt................              (242,432)         (683,399)       (215,756)
 Net proceeds from issuance of common
   stock in public offering..................                     -                 -          67,581
 Net decrease in short-term funds
   borrowed..................................              (337,924)          (19,919)       (165,407)
 Cash dividends paid.........................              (160,122)         (143,334)       (126,265)
 Purchase of treasury stock..................              (228,963)          (29,449)         (1,480)
 Other, net..................................                23,992            29,538          51,093
                                                        -----------      ------------     -----------
   NET CASH USED IN FINANCING ACTIVITIES.....            (1,004,237)         (470,649)       (302,446)
                                                        -----------      ------------     -----------
  INCREASE (DECREASE) IN CASH AND DUE
   FROM BANKS...............................               (259,164)           11,675         299,618
   Cash and due from banks at January 1,.....             2,521,676         2,510,001       2,210,383
                                                        -----------      ------------     -----------
 CASH AND DUE FROM BANKS AT DECEMBER 31,.....           $ 2,262,512      $  2,521,676     $ 2,510,001
                                                        ===========      ============     ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
 Cash paid during the year for:
   Interest..................................           $    513,773     $    524,565    $    771,780
                                                        ============     ============    ============
   Income taxes..............................           $    130,904     $    167,216    $    124,952
                                                        ============     ============    ============

See accompanying notes to the financial statements.

CORESTATES FINANCIAL CORP AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION
The consolidated financial statements include the accounts of CoreStates Financial Corp ("the Corporation") and all of its subsidiaries, including:
CoreStates Bank, N.A. ("CBNA"); New Jersey National Bank ("NJNB"); CoreStates Bank of Delaware, N.A. ("CBD"); Congress Financial Corporation; and CoreStates Capital Corp. All material intercompany transactions have been eliminated. The financial statements include the consolidated accounts of Independence Bancorp, Inc. ("Independence"), which was acquired on June 27, 1994, and Constellation Bancorp ("Constellation"), which was acquired on March 16, 1994 for all periods presented. Both transactions were accounted for under the pooling of interests method of accounting. Certain amounts in prior years have been reclassified for comparative purposes.

CHANGES IN ACCOUNTING PRINCIPLES.
During the first quarter of 1994, Independence recognized a $3,430 after-tax, or $.02 per share, impairment loss on certain mortgage securities as a cumulative effect of a change in accounting principle. The loss was the result of a write-down to fair value of these securities, which were deemed to be impaired. This resulted from a Financial Accounting Standards Board ("FASB") 1994 interpretation of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("FAS 115"). The interpretation, reached by consensus of the FASB Emerging Issues Task Force in March 1994, provides more definitive criteria for recognition of impairment losses on these types of securities.

Effective December 31, 1993, the Corporation adopted FAS 115. FAS 115 established the accounting and reporting requirements for investments in equity securities that have readily determinable fair values and for all investments in debt securities. All affected investment securities must be classified as either held-to-maturity, trading, or available-for-sale. Held-to-maturity securities are carried at amortized cost. Trading securities are carried at fair value with unrealized holding gains and losses reported in the income statement. Available-for-sale securities are carried at fair value with unrealized holding gains and losses reported as a component of shareholders' equity. As a result of adopting FAS 115, securities with an original carrying value of $1,272,138 were classified as available-for-sale at December 31, 1993 and were written up to their aggregate fair value of $1,370,606. After the related tax effects, shareholders' equity at December 31, 1993 was increased by $64,305 to reflect the write-up of these securities to fair value.

Effective January 1, 1993, the Corporation adopted Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" ("FAS 112"). FAS 112 established the accounting requirements for benefits provided to former or inactive employees after employment but before retirement. FAS 112 requires that employers accrue the costs associated with providing benefits, such as salary and benefit continuation under disability plans, when payment of the benefits is probable and the amount of the obligation can be reasonably estimated. The Corporation recognized the January 1, 1993 FAS 112 transitional liability of $20,015, $13,010 after-tax or $.09 per share, as the cumulative effect of a change in accounting principle.

Effective January 1, 1992, the Corporation adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("FAS 106"). FAS 106 requires that employers accrue the costs associated with providing postretirement benefits during the active service periods of employees. As permitted under FAS 106, the Corporation elected to immediately recognize the January 1, 1992 transitional liability of $128,706, $84,946 after-tax or $.62 per share, as the cumulative effect of a change in accounting principle.

CORESTATES FINANCIAL CORP AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

INCOME TAXES
In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("FAS 109"). In the first quarter of 1992 the Corporation retroactively adopted FAS 109 as of January 1, 1987. Under the asset and liability method provided for by FAS 109, deferred tax assets and liabilities are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

The Corporation and its subsidiaries file a consolidated Federal income tax return.

INVESTMENT SECURITIES
Held-to-maturity securities are carried at cost adjusted for amortization of premiums and accretion of discounts, both computed on the interest method. Held-to-maturity securities primarily consist of debt securities. The Corporation has both the ability and positive intent to hold these securities until maturity. Trading account securities are carried at market values. Gains on trading account securities include both realized and unrealized gains and losses on the portfolio.

Debt securities not classified as held-to-maturity or trading and marketable equity securities are classified as available-for-sale. Available-for-sale securities are carried at fair value, with unrealized gains and losses, net of tax, reported as a component of shareholders' equity. The accumulated net unrealized gain on available-for-sale securities included in retained earnings was $11,354 at December 31, 1994.

The adjusted cost of a specific certificate sold is the basis for determining realized securities gains and losses as included in the consolidated statement of income in "non-interest income".

Interest and dividends on investment securities are recognized as income when earned.

LOANS
Interest on commercial loans is recognized on the daily principal amounts outstanding. Loan fees are generally considered as adjustments of interest rate yields and are amortized into interest income on loans over the terms of the related loans. Interest on installment loans is principally recognized on the interest method.

Commercial loans are placed on a non-accrual status, generally recognizing interest as income when received, when, in the opinion of management, the collectability of principal or interest becomes doubtful. The deferral or non-recognition of interest does not constitute forgiveness of the borrower's obligation. In those cases where collection of principal is in doubt, additions are made to the allowance for loan losses.

ALLOWANCE FOR LOAN LOSSES
The allowance for loan losses is based on management's evaluation of the effects on the loan portfolio of current economic and political conditions and other pertinent indicators. Activities in foreign countries may involve special risks not normally a part of domestic operations. Credit review personnel and senior officers evaluate the loan portfolio by determining the net realizable value of collateral and the financial strength of borrowers. Installment and credit card loans are evaluated largely on the basis of delinquency data because of the number of such loans and the relatively small size of each individual loan.

Additions to the allowance arise from the provision for loan losses charged to operations or from the recovery of amounts previously charged off. Loan charge-offs reduce the allowance. Loans are charged off when there has been permanent impairment of the related carrying values.

CORESTATES FINANCIAL CORP AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

PREMISES AND EQUIPMENT

Premises and equipment are stated at cost, less accumulated depreciation and amortization. The provision for depreciation and amortization is computed, generally, on the straight-line method at rates based on the following range of lives: buildings - 10 to 45 years; equipment - 3 to 12 years; and leasehold improvements - 3 to 15 years.

RETIREMENT PLANS

The Corporation maintains a non-contributory defined benefit pension plan for substantially all employees. Benefits are primarily based on the employee's years of credited service, average annual salary and primary social security benefit, as defined in the plan. It is the Corporation's policy to fund the plan on a current basis to the extent deductible under existing tax regulations.

The Corporation provides certain postretirement health care and life insurance benefits for retired employees. In order to participate in the health care plan, an employee must retire with at least 10 years of service. The postretirement health care plan is contributory, with retiree contributions based on years of service. It is the Corporation's policy to fund the health care plan on a current basis to the extent deductible under existing tax regulations.

INTERNATIONAL OPERATIONS

Forward exchange contracts are valued at current rates of exchange. Gains or losses on forward exchange contracts intended to hedge an identifiable foreign currency commitment, if any, are deferred and included in the measurement of the related foreign currency transaction. All other gains or losses on forward exchange contracts are included in the consolidated statement of income.

Currency gains and losses in connection with foreign loans and deposit contract transactions, which are included in interest income and expenses, are recognized pro rata over the contract terms. Foreign currency translation adjustments are recorded directly to retained earnings. The cumulative foreign currency translation gain (loss) was $(1,571), $(1,623) and $135 at December 31, 1994, 1993 and 1992, respectively.

DERIVATIVE INTEREST RATE CONTRACTS

The Corporation uses various interest rate contracts such as, interest rate swaps, futures, forward rate agreements, caps and floors, primarily to manage the interest rate risk of specific assets, liabilities or anticipated transactions and to provide for the needs of its customers. For contracts held for purposes other than trading, gains or losses are deferred and recognized as adjustments to interest income or expense of the underlying assets or liabilities and the interest differentials are recognized as adjustments of the related interest income or expense. Gains or losses resulting from early terminations of these contracts are deferred and amortized over the remaining term of the underlying assets or liabilities. Any fees received or disbursed which represent adjustments to the yield on interest rate contracts are capitalized and amortized over the term of the interest rate contracts. Contracts held or issued for customers are valued at market with gains or losses included in the consolidated income statement.

CASH DIVIDENDS DECLARED PER SHARE

Cash dividends declared per share for the periods prior to the acquisitions of Independence on June 27, 1994, Constellation on March 16, 1994 and First Peoples Financial Corporation on September 3, 1992 assume that the Corporation would have declared cash dividends equal to the cash dividends per share actually declared by the Corporation.

STOCK DIVIDEND

All common shares outstanding and per common share data reflect the impact of the Corporation's 100% stock dividend declared on August 17, 1993, and paid on October 15, 1993 to shareholders of record on September 15, 1993 ("the Stock Dividend"). An amount equal to the par value of the shares issued in connection with the Stock Dividend was transferred from capital surplus to common stock.

CORESTATES FINANCIAL CORP AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)

2.  ACQUISITIONS

On December 2, 1994, the Corporation purchased Germantown Savings Bank ("Germantown") a Pennsylvania chartered stock savings bank with $1.6 billion in assets and $1.4 billion in deposits at the time of the acquisition. Under the terms of the transaction, each of Germantown's 4.15 million shares of common stock was exchanged for a combination of the Corporation's common stock, equal to approximately 55% of the $62 per Germantown share purchase price, and cash, equal to approximately 45% of the purchase price. As a result of this acquisition, 5.9 million shares of the Corporation's common stock were issued out of treasury stock. The transaction had a total value of approximately $260 million and was accounted for under the purchase method of accounting. Accordingly, the results of operations of Germantown have been included with the Corporation since the date of acquisition. Under this method of accounting, the purchase price is allocated to the respective assets acquired and liabilities assumed based on their estimated fair values, net of applicable income tax effects. Intangible assets of $191 million, including $148 million of goodwill, were created in this transaction. Goodwill will be amortized to other operating expense on a straight-line basis over 15 years.

A summary of unaudited pro forma combined financial information for the Corporation and Germantown combined follows:

                                            Year Ended December 31,
                                            -----------------------
                                               1994         1993
                                            ----------    ---------
Operating results (in thousands,
  except per share):
Net interest income...............          $1,457,323    $1,395,883
Non-interest income...............             571,738       580,445
Income before cumulative effect
  of a change in accounting
  principle.......................             263,219       374,178
Per common share..................                1.77          2.47
Average common shares
  outstanding.....................             148,444       151,261

On March 16, 1994, the Corporation acquired Constellation Bancorp ("Constellation"), a New Jersey bank holding company with $2.3 billion in assets and $2.1 billion in deposits. The Corporation issued approximately 11.3 million shares of common stock to shareholders of Constellation based on an exchange ratio of .4137 of a share of the Corporation's common stock for each share of Constellation common stock.

On June 27, 1994, the Corporation acquired Independence Bancorp, Inc. ("Independence"), a Pennsylvania bank holding company with $2.6 billion in assets and $2.1 billion in deposits. The Corporation issued approximately 16.6 million shares of common stock to shareholders of Independence based on an exchange ratio of 1.5 shares of the Corporation's common stock for each share of Independence common stock.

CORESTATES FINANCIAL CORP AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)

2.  ACQUISITIONS - (continued)

The Constellation and Independence acquisitions were both accounted for under the pooling of interests method of accounting; accordingly, the consolidated financial statements have been restated to include the consolidated accounts of Constellation and Independence for all periods presented. Previously reported information was as follows:


1993                                            CORPORATION      CONSTELLATION      INDEPENDENCE
----                                            -----------      -------------      ------------

Net interest income...........................  $1,117,901         $100,753         $106,617
Provision for losses on loans.................     100,000           10,000           11,201
Non-interest income...........................     503,055           41,599           29,376
Non-financial expenses........................   1,033,375          115,186           93,601
Provision for income taxes....................     159,654              662   (a)      8,312
Income before cumulative effect of a change
  in accounting principle.....................     327,927           16,504           22,879
Cumulative effect of a change in accounting
  principle, net of tax.......................     (13,010)               -
Net income....................................     314,917           16,504           22,879
Income per share before cumulative effect of a
  change in accounting principle..............        2.80              .61             1.98
Net income per share..........................        2.69              .61             1.98
Cash dividends declared.......................        1.14                -             1.16

1992
----

Net interest income...........................  $1,057,046         $ 86,304         $109,128
Provision for losses on loans.................     119,300           10,000           30,950
Non-interest income...........................     546,509           40,585           23,941
Non-financial expenses........................   1,094,591          118,527           93,250
Provision for income taxes....................     127,260               53 (a)        1,757
Income (loss) before cumulative effect of a
  change in accounting principle..............     262,404           (1,691)           7,112
Cumulative effect of a change in accounting
  principle, net of tax.......................     (80,986)               - (c)        4,378 (b)
Net income (loss).............................     181,418           (1,691)          11,490
Income (loss) per share before cumulative
  effect of a change in accounting principle          2.27             (.19)             .63
Net income (loss) per share...................        1.57             (.19)            1.02
Cash dividends declared.......................        1.02                -             1.16

_____________________________
(a) In 1993, Constellation prospectively adopted FAS 109. However, restated financial information is prepared as if Constellation retroactively adopted FAS 109 as of January 1, 1987. The impact of applying pooling of interests accounting rules and retroactively applying FAS 109 to Constellation had the following effects on restated net income and period-end common shareholders' equity:


                                                                        Increase (decrease)
                                                                            in net income              Cumulative increase
                                                                        ---------------------               in common
                                                                        Amount      Per Share          shareholders' equity
                                                                        ------      ---------          --------------------
Year ended:
 December 31, 1993...........................................           $(5,076)     $(.03)                   $39,924
 December 31, 1992...........................................               702        .01                     45,000

CORESTATES FINANCIAL CORP AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)

2.  ACQUISITIONS - (continued)

(b) Independence prospectively adopted FAS 109 on January 1, 1992, recognizing a cumulative benefit of $4.4 million as the cumulative effect of a change in accounting principle. However, restated financial information is prepared as if Independence retroactively adopted FAS 109 as of January 1, 1987. The impact of applying pooling of interests accounting rules and retroactively applying FAS 109 to Independence had the following effects on restated net income and period-end common shareholders' equity:


                                                           Increase  (decrease)
                                                               in net income            Cumulative increase
                                                           -------------------               in common
                                                           Amount    Per Share          shareholders' equity
                                                           ------    ---------          --------------------

Year ended:
  December 31, 1993...............................              -            -                    -
  December 31, 1992...............................        $(4,378)      $(.03)                    -

(c) Constellation adopted FAS 106 on January 1, 1993, the date required under that statement. Constellation elected not to recognize immediately is $6.0 million transitional liability, but to amortize that liability over 20 years. As permitted under FAS 106 and pooling accounting, the restated financial information is prepared as if Constellation adopted FAS 106 effective January 1, 1992 and immediately recognized the $6.0 million, $4.0 million after-tax, transitional liability. Salaries, wages and benefits have been adjusted accordingly.

Subsequent to the March 16, 1994 consummation of the Constellation acquisition, Constellation recorded merger-related charges in the first quarter of 1994 in connection with a change in strategic direction related to problem assets and to conform its consumer lending charge-off policies to those of the Corporation, and charges for expenses attributable to the acquisition. These merger-related charges totalled $127.8 million after-tax, or $.89 per share. On a pre-tax basis, the merger-related charges consisted of a $120.0 million provision for loan losses, a $28.0 million addition to the OREO reserve, $13.0 million for the writedown of purchased mortgage servicing rights and related assets, and $34.0 million for expenses directly attributable to the acquisition including severance costs of $8.0 million related to approximately 370 employees.

Subsequent to the June 27, 1994 consummation of the Independence acquisition, Independence recorded merger-related charges in the second quarter of 1994 in connection with a change in strategic direction related to problem assets and to conform its consumer lending charge-off policies to those of the Corporation, and charges for expenses attributable to the acquisition. These merger-related charges totalled $39.6 million after-tax, or $.28 per share. On a pre-tax basis, the merger-related charges consisted of a $25.0 million provision for loan losses, a $4.0 million addition to the OREO reserve, and $29.7 million for expenses directly attributable to the acquisition including severance costs of $5.0 million related to approximately 345 employees.

CORESTATES FINANCIAL CORP AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)

3.  FAIR VALUES OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" ("FAS 107"), requires disclosure of fair value information about financial instruments, whether or not required to be recognized in the balance sheet, for which it is practicable to estimate that value. FAS 107 defines a financial instrument as cash, evidence of ownership interest in an entity, or a contractual obligation or right that will be settled with another financial instrument.

In cases where quoted market prices are not available, fair values are based on estimates using discounted cash flow or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Fair value estimates derived through those techniques cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. FAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Corporation.

The following table summarizes the carrying amount and fair value estimates of financial instruments at December 31, 1994 and 1993.


                                                                1994                                      1993
                                                   ------------------------------              -------------------------
                                                    Carrying                                     Carrying
                                                   or Notional           Fair                   or Notional      Fair
                                                      Amount             Value                     Amount        Value
                                                   -----------       ------------               -----------   -----------
ASSETS:
Cash and short-term assets.....................    $ 4,744,790       $ 4,744,790                $ 4,002,660   $ 4,002,660
Investment securities..........................      2,880,631         2,849,877                  3,599,166     3,628,119
Trading account securities.....................          1,206             1,206                      6,393         6,393
Net loans, excluding leases....................     19,315,247        19,856,330                 18,596,671    19,190,044
LIABILITIES:
Demand deposits................................     15,213,517         15,213,517                15,788,786    15,788,786
Time deposits..................................      6,827,369          6,898,093                 5,343,510     5,505,362
Short-term borrowings..........................      1,546,201          1,546,201                 1,884,125     1,884,125
Long-term debt.................................      1,791,110          1,741,345                 1,589,290     1,637,098
OFF-BALANCE SHEET ASSET
  (LIABILITY):
Letters of credit..............................      2,369,426            (5,923)                 2,015,753        (4,111)
Commitments to extend credit...................     11,802,714           (13,310)                 9,993,922       (13,000)
Derivative financial
  instruments..................................     13,289,463          (204,183)                 8,142,583       135,709

Fair value estimates, methods, and assumptions are set forth below for the Corporation's financial instruments.

CASH AND DUE FROM BANKS AND SHORT-TERM INSTRUMENTS The carrying amounts reported in the balance sheet for cash and due from banks and short-term instruments approximate their fair values. Short-term instruments include: time deposits; Federal funds sold; and securities purchased under agreements to resell, all of which generally have original maturities of less than 90 days.

INVESTMENT SECURITIES Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. See Note 5 for the carrying value and estimated fair value of investment securities.

TRADING ACCOUNT SECURITIES Fair values for the Corporation's trading account securities, which also are the amounts recognized in the balance sheet, are based on quoted market prices where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

LOANS Fair values are estimated for loans in groups with similar financial and risk characteristics. Loans are segregated by type including: commercial and industrial; commercial real estate; residential real estate; credit card and other consumer; financial institutions; factoring receivables; and foreign. Each loan type is further segmented into fixed and variable rate interest terms and by performing and non-performing categories in order to estimate fair values.

CORESTATES FINANCIAL CORP AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)

3.  FAIR VALUES OF FINANCIAL INSTRUMENTS - (continued)

The fair value of fixed-rate performing loans is calculated by discounting scheduled principal and interest cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan type at December 31, 1994 and 1993. The estimate of maturity is based on the Corporation's historical experience with repayments for each loan type, modified by an estimate of the effect of current economic and lending conditions. For performing residential mortgage loans, fair value is estimated by referring to secondary market source pricing.

For credit card loans, cash flows and maturities are estimated based on contractual interest rates and historical experience and are discounted using secondary market rates adjusted for differences in servicing and credit costs.

For variable rate loans that reprice frequently and which have experienced no significant change in credit risk, fair values are based on carrying amounts.

Fair value for non-performing loans is based on discounting estimated cash flows using a rate commensurate with the risk associated with the estimated cash flows. Assumptions regarding cash flows, and discount rates are determined using available market information and specific borrower information.

The following table presents carrying amounts and estimated fair values for loans at December 31, 1994 and 1993. Disclosures about fair value of lease financing receivables, which totaled $710,338 and $728,764 at December 31, 1994 and 1993, respectively, are not required by FAS 107, accordingly, the following table excludes lease financing receivables.

                                                                     1994                             1993
                                                           --------------------------        -------------------------
                                                              Carrying       Fair                Carrying       Fair
                                                               Amount        Value                Amount        Value
                                                           ------------   -----------        ------------  -----------
Domestic loans:
  Commercial, industrial and other..................       $ 8,688,733      $8,678,995       $ 7,879,451   $ 7,869,217
  Real estate loans                                          6,490,649       6,426,174         6,663,656     6,695,595
  Consumer:
    Installment.....................................         1,386,776       1,396,125         1,356,633     1,380,210
    Credit card.....................................         1,374,598       1,481,430         1,178,972     1,274,288
  Financial institutions............................           668,119         666,554           870,489       872,396
  Factoring receivables.............................           622,380         622,380           555,211       555,211
Foreign.............................................           584,623         584,672           543,082       543,127
                                                            -----------    -----------       -----------   -----------
  Total loans, excluding lease
    financing.........................................      19,815,878      19,856,330        19,047,494    19,190,044
Allowance for loan losses...........................          (500,631)              -          (450,823)            -
                                                            -----------    -----------       -----------   -----------
  Net loans, excluding lease
    financing...........................................   $19,315,247     $19,856,330       $18,596,671   $19,190,044
                                                            ===========    ===========       ===========   ===========

The fair value estimate for credit card loans is based on the value of existing loans at December 31, 1994 and 1993. This estimate does not include the benefit that relates to estimated cash flows from new loans expected to be generated from existing cardholders over the remaining life of the portfolio. That benefit is estimated to be approximately $59 million at December 31, 1994 and $64 million at December 31, 1993 and is neither included in the fair value estimate for credit card loans, nor recorded as an intangible asset in the consolidated balance sheet.

CoreStates has traditionally maintained limits on industry, market and borrower concentrations as a way to diversify and manage credit risk. Management's current policy is to limit industry concentrations to 50% of total equity and to limit market segment concentrations to 10% of total assets. CoreStates manages industry concentrations by applying these dollar limits to industries that have common risk characteristics.

DEPOSIT LIABILITIES The fair values disclosed for demand deposits (non-interest bearing checking accounts, NOW accounts, savings accounts, and money market accounts) are, by FAS 107 definition, equal to the amount payable on demand at the reporting date (i.e. their carrying amounts). The carrying amounts for variable-rate, fixed-term certificates of deposit approximate their fair values. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates offered on certificates at December 31, 1994 and 1993, respectively, to an estimate of aggregate expected maturities for those certificates of deposit.

CORESTATES FINANCIAL CORP AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)

3.  FAIR VALUES OF FINANCIAL INSTRUMENTS - (continued)

The following table presents carrying amounts and estimated fair values of deposits at December 31, 1994 and 1993:

                                                                       1994                                   1993
                                                          ------------------------------          ------------------------------
                                                            Carrying          Fair                  Carrying            Fair
                                                             Amount           Value                  Amount             Value
                                                          -----------        -----------          -----------        -----------
Domestic:
  Non-interest bearing checking.........................  $ 6,362,470        $ 6,362,470          $ 6,649,367        $ 6,649,367
  NOW accounts..........................................    1,875,391          1,875,391            1,907,537          1,907,537
  Savings accounts......................................    4,354,829          4,354,829            4,188,103          4,188,103
  Money market accounts.................................    2,620,827          2,620,827            3,043,779          3,043,779
  Time deposits.........................................    5,714,004          5,784,728            4,546,608          4,708,460
                                                          -----------        -----------          -----------        -----------
        Total domestic deposits.........................   20,927,521         20,998,245           20,335,394         20,497,246
Overseas branches and
   subsidiaries.........................................    1,113,365          1,113,365              796,902            796,902
                                                          -----------        -----------          -----------        -----------
        Total deposits..................................  $22,040,886        $22,111,610          $21,132,296        $21,294,148
                                                          ===========        ===========          ===========        ===========

The estimated fair values above do not include the benefit that results from funding provided by core deposit liabilities as compared to the cost of borrowing funds in the financial markets. That benefit, commonly referred to as a deposit base intangible, is estimated to be approximately $600,000 at December 31, 1994 and $570,000 at December 31, 1993 and is neither considered in the above estimated fair value amounts nor recorded as an intangible asset in the consolidated balance sheet. The core deposit base intangible was determined by using a discounted cash flow approach to value the spread between the cost of core deposit liabilities and the cost of alternative borrowing sources over the estimated lives of the core deposit liabilities.

SHORT-TERM FUNDS BORROWED The carrying amounts of Federal funds purchased, securities sold under agreements to repurchase, commercial paper and other short-term borrowings approximate their fair values.

LONG-TERM DEBT The fair values for long-term debt are based on quoted market prices where available. If quoted market prices are not available, fair values are estimated using discounted cash flow analyses based on the Corporation's borrowing rates at December 31, 1994 and 1993 for comparable types of borrowing arrangements. See Note 11 for additional information regarding the carrying value and estimated fair value of long-term debt.

OFF-BALANCE SHEET DERIVATIVE FINANCIAL INSTRUMENTS AND COMMITMENTS Fair values for the Corporation's futures, forwards, interest rate swaps, options, interest rate caps and floors, and foreign exchange contracts are based on quoted market prices (futures); current settlement values (forwards); quoted market prices of comparable instruments (foreign currency exchange contracts); or, if there are no relevant comparable instruments, on pricing models or formulas using current assumptions (interest rate swaps, interest rate caps and floors, and options). The fair value of commitments to extend credit other than credit card is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present credit worthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The value of commitments to extend credit under credit card lines is embodied in the benefit that relates to estimated cash flows from new loans expected to be generated from existing cardholders over the remaining life of the portfolio.

The fair value of standby and commercial letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate the agreements or otherwise settle the obligations with the counterparties. See
Note 15 for the notional value and estimated fair value of the Corporation's off-balance sheet derivative financial instruments and commitments.

4.  CASH AND DUE FROM BANKS

The Corporation's banking subsidiaries are required to maintain reserve balances with the Federal Reserve Bank. The average amount of those reserve balances for the years ended December 31, 1994 and 1993 were approximately $326,000, and $462,000, respectively.

CORESTATES FINANCIAL CORP AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)

5.  INVESTMENT SECURITIES

The carrying and fair values of investment securities at December 31, 1994 and 1993 were as follows:

                                             Gross       Gross
                               Amortized   Unrealized  Unrealized     Fair
                                  Cost       Gains       Losses      Value
                               ----------  ----------  ----------  ----------
1994
----
Held-to-Maturity
----------------
U.S. Treasury................  $  736,613    $    202     $13,545  $  723,270
U.S. Government agencies.....   1,107,550         923      16,572   1,091,901
State and municipal..........     297,890       6,602       5,562     298,930
Other:
 Domestic....................     284,466         331       3,133     281,664
 Foreign.....................      28,065           -           -      28,065
                               ----------    --------     -------  ----------
  Total held-to-maturity.....  $2,454,584    $  8,058     $38,812  $2,423,830
                               ==========    ========     =======  ==========

Available-for-Sale
------------------
U.S. Treasury................  $  185,411                 $ 8,015  $  177,396
U.S. Government agencies.....     147,996    $     89       8,855     139,230
State and municipal..........       8,218          99          90       8,227
Other:
 Domestic....................      35,914      17,041       2,067      50,888
 Foreign.....................      23,229      27,109          32      50,306
                               ----------    --------     -------  ----------
   Total available-for-sale..  $  400,768    $ 44,338     $19,059  $  426,047
                               ==========    ========     =======  ==========

1993
----
Held-to-Maturity
----------------
U.S. Treasury................  $  522,537    $  6,203     $   169  $  528,571
U.S. Government agencies.....   1,318,522       5,481       2,758   1,321,245
State and municipal..........     277,377      16,753         247     293,883
Other:
 Domestic....................      88,423       1,193         154      89,462
 Foreign.....................      21,701       2,655           4      24,352
                               ----------    --------     -------  ----------
  Total held-to-maturity.....  $2,228,560    $ 32,285     $ 3,332  $2,257,513
                               ==========    ========     =======  ==========

Available-for-Sale
------------------
U.S. Treasury................  $  435,721    $ 14,320     $   502  $  449,539
U.S. Government agencies.....     439,496       9,815         621     448,690
State and municipal..........      77,050       2,185         174      79,061
Other:
 Domestic....................     308,488      26,988       5,919     329,557
 Foreign.....................      11,383      52,376           -      63,759
                               ----------    --------     -------  ----------
   Total available-for-sale..  $1,272,138    $105,684     $ 7,216  $1,370,606
                               ==========    ========     =======  ==========

At December 31, 1992, marketable equity securities of $37,204 were carried at the aggregate of their lower of cost or market. During 1992, the Corporation recorded pre-tax gains of $2,636 on sales of certain domestic marketable equity securities. At December 31, 1992, the market value of the marketable equity securities portfolio exceeded its carrying value by $20,592. These marketable equity securities are carried in the available-for-sale portfolio and have been written up by $43,989 at December 31, 1994 the aggregate of their excess fair values over cost, through an after-tax credit to retained earnings. The Corporation recorded pre-tax gains of $11,926 in 1994 and $13,594 in 1993 on sales of certain domestic equity securities. During 1994, 1993 and 1992, the Corporation recorded pre-tax gains of $2,567, $8,617 and $5,325 on sales of foreign equity securities.

Included in other domestic securities available-for-sale at December 31, 1993 were mortgage residual securities with an amortized cost and fair value of $13,251 and $8,339, respectively. Pre-tax write-downs of $3,961 were recognized in 1993 on these investments and were included in securities gains and losses. During the first quarter of 1994, a $3,430 after-tax impairment loss was recognized on these mortgage residual securities as the cumulative effect of a change in accounting principle. The loss was the result of a write-down to fair value of these securities which were deemed to be impaired. This write-down resulted from a FASB interpretation of FAS 115 reached by a consensus of the FASB Emerging Issues Task Force in March 1994, which provided more definitive criteria for recognition of impairment losses on these types of securities.

CORESTATES FINANCIAL CORP AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)

5.  INVESTMENT SECURITIES - (continued)

At December 31, 1994 and 1993, there were no investments in securities of any single, non-Federal issuer in excess of 10% of shareholders' equity.

Securities with a carrying value of $1,579,588 were pledged at December 31, 1994 to secure public deposits, trust deposits, and for certain other purposes as required by law.

The amortized cost and estimated fair value of debt securities at December 31, 1994, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to prepay obligations without prepayment penalties.

                                              Amortized      Fair
                                                 Cost        Value
                                              ----------  ----------
Held-to-Maturity
----------------
Due in one year or less.................      $  721,604  $  717,867
Due after one year through five years...         617,953     606,435
Due after five years through ten years..         147,964     146,205
Due after ten years.....................         105,699     107,466
Mortgage-backed securities..............         789,479     773,952
                                              ----------  ----------
                                              $2,382,699  $2,351,925
                                              ==========  ==========
Available-for-Sale
------------------
Due in one year or less.................      $   76,069  $   76,079
Due after one year through five years...          96,703      90,907
Due after five years through ten years..          27,967      25,157
Due after ten years.....................           6,446       6,327
Mortgage-backed securities..............         158,408     148,413
                                              ----------  ----------
                                              $  365,593  $  346,883
                                              ==========  ==========

Proceeds from sales of investments in debt securities available-for-sale during 1994, 1993, and 1992 were $657,361, $535,267 and $344,605, respectively. Gross gains of $9,625 in 1994, $6,069 in 1993 and $8,475 in 1992, and gross losses of $4,739 in 1994, $200 in 1993 and $808 in 1992 were realized on those sales.

6.  LOAN PORTFOLIO

For a breakdown of the loan portfolio by type of loan see footnote 3 on page 22.

Real estate loans at December 31, 1994 and 1993 were comprised of the following:

                                                1994              1993
                                            -----------       -----------
Construction and development............... $  331,369        $  367,364

Residential................................  3,180,227         3,121,008

Other, primarily commercial
   mortgages and commercial
   loans secured by owner-
   occupied real estate....................  2,979,053         3,175,284
                                            -----------       -----------
                                            $6,490,649        $6,663,656
                                            ===========       ===========


The following represents the Corporation's non-accrual loans, renegotiated loans and other real estate owned for December 31, 1994 and 1993 (in thousands):

                                                       1994           1993
                                                     --------       --------
NON-ACCRUAL LOANS
Domestic..........................                   $244,406       $246,512
Foreign...........................                        158            171
                                                     --------       --------
     Total non-accrual loans......                    244,564        246,683
                                                     --------       --------
RENEGOTIATED LOANS
Domestic..........................                      1,657         56,457
                                                     --------       --------
     Total renegotiated loans.....                      1,657         56,457
                                                     --------       --------
     Total non-performing loans...                    246,221        303,140
                                                     --------       --------
OTHER REAL ESTATE OWNED (OREO)
Acquired through foreclosure
  or exchange.....................                     53,900         72,907
In-substance foreclosure..........                      6,687         56,419
Property formerly used in
  banking operations..............                      4,076          6,202
                                                     --------       --------
     Total OREO...................                     64,663        135,528
                                                     --------       --------
     Total non-performing assets..                   $310,884       $438,668
                                                     ========       ========


The following reflects the effect of non-accrual and renegotiated loans on both interest income and net interest income for the years ending December 31, 1994, 1993, and 1992
(in thousands):

                                                       1994         1993            1992
                                                      -------      -------        -------
Interest income which would have
  been recorded in accordance
  with original terms:
    Domestic.........................                 $25,347      $30,838        $38,375
    Foreign..........................                       9           38            324
                                                      -------      -------        -------
         Total.......................                  25,356       30,876         38,699
                                                      -------      -------        -------
Interest income reflected in
  total operating income:
    Domestic.........................                  12,003       17,300         20,479
    Foreign..........................                       -            -              -
                                                      -------      -------        -------
         Total.......................                  12,003       17,300         20,479
                                                      -------      -------        -------

Net reduction in interest income
and net interest income..............                 $13,353      $13,576        $18,220
                                                      =======      =======        =======

ACCRUING LOANS PAST DUE 90 DAYS OR MORE

Accruing loans 90 days or more past due as to payment of interest or principal at December 31, 1994 and 1993 were as follows (in thousands):

                                                        1994         1993
                                                       -------      -------
Domestic...........................                    $53,104      $53,524
                                                       -------      -------
  Total............................                    $53,104      $53,524
                                                       =======      =======

While the associated risks are clearly recognized, international lending is a part of the Corporation's wide range of international services. It is the Corporation's intent to remain involved in providing the international financial services needed for the increasingly global competition faced by customers. At December 31, 1994 and 1993, aggregate foreign outstandings (defined as loans, investments, acceptances and time deposits) to borrowers in a foreign country that exceeded 1% of total assets were as follows:

                            Banks
                          and other    Governments      Commercial
                          financial        and             and
                        institutions     agencies       industrial       Total
                        ------------   ------------    ------------   ------------
DECEMBER 31, 1994
United Kingdom.........   $ 262,891          --          $ 48,209       $ 311,100


DECEMBER 31, 1993
United Kingdom.........     269,109          --            43,798         312,907

Outstandings below 1%, but over .75% of total assets were $267,816 in the Cayman Islands at December 31, 1994, and $286,417 in the United Kingdom at December 31, 1992.

Other real estate owned includes both formally foreclosed and in-substance foreclosed property. When a property is acquired through foreclosure or in-substance foreclosure, it is reported at the lower of its cost basis or estimated fair market value less estimated liquidation costs. The book value of real estate loans transferred to other real estate owned during 1994, 1993, and 1992 was $32,215, $48,124 and $126,184, respectively.

At December 31, 1994 and 1993, the Corporation had loans totalling $149,996 and $119,099, respectively, to its directors, officers and companies in which the directors had a 10% or more voting interest. These loans were made on substantially the same terms, including interest rates and collateral as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than normal risk of collectibility. The 1994 additions and reductions were $2,081,641 and $2,050,744, respectively.

In May 1992, the Corporation sold the assets of Signal Financial Corp, a consumer finance subsidiary, including approximately $300,000 of consumer installment loans. The loans were sold net of $14,700 of the allowance for loan losses. This transaction had an immaterial impact on the earnings of the Corporation.

In September 1993, the Corporation sold five of its seven branches from the Virgin Islands operations. The five branches had loans of $131,200 and deposits of $228,800 at the time of sale. The Corporation recorded a pre-tax gain of $11,000 on the sale. In December 1994, the remaining two branches were sold at a pre-tax gain of $1,900.

In 1994 and 1993, the Corporation sold $317,000 and $207,000, respectively, of fixed-rate home equity loans in securitization transactions.

Included in the loan portfolio are $530 million of residential mortgage loans which will be sold in the second quarter of 1995. These loans are being accounted for as assets held for sale and are carried at lower of cost or market at December 31, 1994.

CORESTATES FINANCIAL CORP AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)

7.  ALLOWANCE FOR LOAN LOSSES

The following represents an analysis of changes in the allowance for loan losses for the years ended December 31, 1994, 1993 and 1992:

                                                  1994            1993          1992
                                               ---------       ---------      ---------
Balance at beginning of period...............  $ 450,823       $ 442,267      $ 473,301
Allowance for loans sold at date of sale.....          -            (353)       (14,700)
Allowance for loans purchased at date
   of purchase...............................         24              -           1,028
Allowance for loans of bank acquired under
   purchase method of accounting.............     23,739           2,703              -
Provision for losses on loans................    246,900         121,201        160,250
Recoveries of loans previously charged off.       63,059          86,738         70,069
Loan charge-offs.............................   (283,914)      ( 201,733)      (247,681)
                                               ---------       ---------         -------
Balance at end of period.....................  $ 500,631       $ 450,823       $442,267
                                               =========       =========        =======

Included in the provision for losses on loans are additions of $120,000 and $25,000, respectively, related to Constellation and Independence, recorded in connection with changes in strategic direction related to problem assets acquired with Constellation and Independence and to conform their consumer lending charge-off policies to those of the Corporation.

In May 1993, the Financial Accounting Standards Board issued statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" ("FAS 114"). FAS 114 addresses accounting for impairment of certain loans and requires that impaired loans within the scope of FAS 114 be measured based on the present value of expected cash flows discounted at the loan's effective interest rate, or be measured at the loan's observable market price or the fair value of its collateral. FAS 114 is effective beginning in 1995. The adoption of FAS 114 is not expected to have a material impact on CoreStates' level of allowance for loan losses.

8. PREMISES AND EQUIPMENT

The consolidated balance sheet includes premises and equipment, net of accumulated depreciation and amortization of $535,126 and $525,889 at December 31, 1994 and 1993, respectively. Depreciation and amortization of premises and equipment for the years ended December 31, 1994, 1993, and 1992, was $56,919, $59,792, and $67,384, respectively.

9. TIME DEPOSITS

Domestic time deposits in denominations of $100 or more at December 31, 1994, 1993, and 1992 were:

                                                  1994           1993           1992
                                                --------       --------       --------
Commercial certificates of deposit.........     $268,402       $295,835       $638,258
Other domestic time deposits,
    principally savings certificates.......      371,771        145,195        209,637
                                                --------       --------       --------
               Total.......................     $640,173       $441,030       $847,895
                                                ========       ========       ========

Interest expense on domestic time deposits in denominations of $100 or more for the years ended December 31, 1994, 1993, and 1992 was:

                                                            1994           1993          1992
                                                          --------       -------       -------
Interest expense:
    Commercial certificates of deposit.................    $ 9,547       $13,908        $30,739
    Other domestic time deposits, principally
           savings certificates........................     13,231         9,434         17,956
                                                            -------      -------        -------
               Total...................................    $22,778       $23,342        $48,695
                                                           =======       =======        =======

Substantially all of the deposits of overseas branches and subsidiaries were time deposits in denominations of $100 or more for each of the three years.

CORESTATES FINANCIAL CORP AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)

10. SHORT-TERM FUNDS BORROWED

Short-term funds borrowed at December 31, 1994 and 1993 include the following:

                                                         1994        1993
                                                      ----------  ----------
Federal funds purchased (a).........................  $  252,340  $  606,617
Securities sold under agreements to repurchase (b)..     139,923     249,731
Commercial paper (c)................................     853,947     501,838
Other short-term funds borrowed (d).................     299,991     525,939
                                                      ----------  ----------
          Total short-term funds borrowed (e).......  $1,546,201  $1,884,125
                                                      ==========  ==========

(a) Federal funds purchased generally represent the overnight Federal funds transactions of banking subsidiaries with correspondent banks. The weighted average interest rate paid was 4.58% in 1994, 3.15% in 1993 and 3.39% in 1992. The maximum amount outstanding at any month-end was $961,634 during 1994, $1,160,951 during 1993, and $848,953 during 1992.

(b) Securities sold under agreements to repurchase usually mature within one to thirty days or are due on demand. The weighted average interest rate paid was 2.61% in 1994, 2.73% in 1993 and 3.57% in 1992. The maximum amount outstanding at any month-end was $281,327 during 1994, $386,368 during 1993 and $427,349 during 1992.

(c) Commercial paper issued by CoreStates Capital Corp is used to finance the short-term borrowing requirements of certain banking-related activities. Commercial paper is issued with maturities of not more than nine months and there are no provisions for extension, renewal or automatic rollover. The weighted average interest rate on commercial paper borrowings was 4.24% in 1994, 3.14% in 1993 and 3.72% in 1992. The maximum amount outstanding at any month-end was $919,292 during 1994, $714,439 during 1993 and $578,364 during 1992.

At December 31, 1994, the Corporation had fee-based lines of credit facilities from unaffiliated banks totalling $645,000. The lines of credit were established in support of commercial paper borrowings, Medium Term Note issuance and general corporate purposes. In January 1995, the Corporation replaced these bi-lateral lines of credit with a $650,000 revolving credit facility. Unless extended by the Corporation in accordance with the terms of the facility agreement, the facility expires January 1999. There were no borrowings under these lines at December 31, 1994. The interest rate charged for usage of these lines varies with money market conditions.

(d) Other short-term funds borrowed include term Federal funds purchased and demand notes payable to the U.S. Treasury.

(e) The aggregate average short-term funds borrowed were $1,928,000 in 1994, $1,962,000 in 1993 and $1,657,000 in 1992. The weighted average interest rate was 4.42% in 1994, 3.42% in 1993 and 3.65% in 1992. The average interest rate is calculated primarily on a daily average of short-term funds borrowed.

CORESTATES FINANCIAL CORP AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)

11.  LONG-TERM DEBT
Long-term debt at December 31, 1994 and 1993 includes the following:

                                                            1994                            1993
                                              -----------------------------       -----------------------
                                                Carrying            Fair            Carrying       Fair
CoreStates Financial Corp:                       Amount            Value             Amount       Value
                                              ------------       ----------        ----------  ----------
  8 5/8% Mortgages due 2001...........          $    9,997       $   10,068        $   10,803  $   12,505
  7% Convertible Subordinated
    Debentures due 2011 (a)...........                  --               --            42,147      44,813
  Subordinated Debentures due
    2000 (b)..........................                  --               --            25,000      25,000
                                                ----------        ---------          --------      ------
                                                     9,997           10,068            77,950      82,318
                                                ----------        ---------          --------    --------
CoreStates Capital Corp ("CSCC"):
  5 7/8% Guaranteed Subordinated
    Notes due 2003 (c)................            200,000           165,900           200,000     192,480
  6 6/8% Guaranteed Subordinated
    Notes due 2005 (c)................            175,000           150,535           175,000     172,358
  9 6/8% Guaranteed Subordinated
    Notes due 2001 (d)................            150,000           157,230           150,000     178,395
  9 1/8% Guaranteed Subordinated
    Notes due 2003 (e)................            100,000           104,130           100,000     118,830
  Medium Term Notes (f)...............          1,099,585         1,097,998           808,085     812,299
                                               ----------        ----------        ----------  ----------
                                                1,724,585         1,675,793         1,433,085   1,474,362
                                               ----------        ----------        ----------  ----------
Other subsidiaries:
  Federal Home Loan Bank
    Borrowings (g)....................             55,000            53,956            65,000      66,801
  9.35% Subordinated
    Note due July 2003 (h)............                 --                --            10,000      10,250
  Various other.......................              1,528             1,528             3,255       3,367
                                               ----------        ----------        ----------  ----------
                                                   56,528            55,484            78,255      80,418
                                               ----------        ----------        ----------  ----------
  Total long-term debt (i)............         $1,791,110        $1,741,345        $1,589,290  $1,637,098
                                               ==========        ==========        ==========  ==========

(a) The Debentures were called for redemption at 101.4% plus accrued interest in November 1994. As a result of this call, 945,000 common shares were issued on conversion of $23,000 of the debentures.

(b) The debentures were retired at par plus accrued interest in January 1994.

(c) The Notes are not subject to redemption prior to maturity and are unconditionally guaranteed, on a subordinated basis, as to payment of principal and interest by the Corporation. The Notes are subordinated to all existing and future senior CSCC indebtedness and the guarantee is subordinated to all outstanding senior Corporation indebtedness.

(d) The Notes are unconditionally guaranteed, on a subordinated basis, as to payment of principal and interest by the Corporation. The Notes are subordinated to all existing and future senior CSCC indebtedness and the guarantee is subordinated to all existing and future senior indebtedness of the Corporation.

(e) The Notes are not subject to redemption prior to maturity and are unconditionally guaranteed, on a subordinated basis, as to payment of principal and interest by the Corporation. The Notes are subordinated to all existing and future senior CSCC indebtedness and the guarantee is subordinated to all existing and future senior Corporation indebtedness.

(f) CSCC can issue Medium Term Notes (Senior and Subordinated) ranging in maturity of more than nine months from date of issue. The interest rate or interest rate formula on each Note is established by CSCC at the time of issuance. The Senior Notes are unconditionally guaranteed as to payment of principal and interest by the Corporation. The Subordinated Notes are unconditionally guaranteed, on a subordinated basis, as to payment of principal and interest by the Corporation. The Subordinated Notes are subordinated to all existing and future senior CSCC indebtedness and the guarantee is subordinated to all existing and future senior Corporation indebtedness. At December 31, 1994, $1.1 billion of debt was outstanding with terms up to five years at fixed interest rates ranging from 4.90% to 6.51% and various floating interest rates.

CORESTATES FINANCIAL CORP AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)

11.  LONG-TERM DEBT - continued

Under an existing shelf registration statement filed with the Securities and Exchange Commission, the Corporation had debt and capital securities that were registered but unissued of approximately $674.0 million at December 31, 1994.

(g) The borrowings range in maturity from May 1995 to June 1996 at floating interest rates of three month LIBOR less .10% and fixed interest rates from 4.58% to 5.89%.

(h) On December 16, 1994, the Note was called.  The redemption price was 102%.

(i) The consolidated aggregate maturities and sinking fund requirements for long-term debt for the years ending December 31, 1995 through 1999 are:
$470,375; $305,965; $137,616; $111,743; and $137,222, respectively.

12.  RETIREMENT AND BENEFIT PLANS

Pension expense under the Corporation's defined benefit pension plans was $20,390 in 1994, $12,007 in 1993 and $10,926 in 1992. The projected benefit obligation exceeded plan assets at fair value by $44,346 at December 31, 1994, based on current and estimated future salary levels. The excess of the projected benefit obligation is reconciled to the accrued pension cost included in other liabilities as follows:

                                                                December 31,
                                                          ----------------------
                                                           1994           1993
                                                         --------       --------
Plan assets at fair value(a)...........................  $456,293       $484,273
                                                         --------       --------
  Present value of benefit obligation:
  Accumulated benefits based on salaries to date,
    including vested benefits of $371,570 in 1994 and
    $384,469 in 1993...................................   402,772        419,943
  Additional benefits based on estimated future
    salary levels......................................    97,867        110,675
                                                         --------       --------
Projected benefit obligation...........................   500,639        530,618
                                                         --------       --------
Amount projected benefit obligation exceeds
  plan assets at fair value at December 31,............   (44,346)       (46,345)
Reconciliation:
  Unrecognized prior service cost......................     5,879          5,736
  Unrecognized net asset from date of initial
    application........................................   (27,538)       (31,551)
  Net deferred actuarial loss..........................    19,299         44,172
                                                         --------       --------
Accrued pension expense included in other liabilities..  $(46,706)      $(27,988)
                                                         ========       ========

_____________________________________
(a) Primarily U.S. Government securities, U.S. agency securities, fixed income securities and commingled funds managed by subsidiary banks.

Net pension cost for the years ended December 31, 1994, 1993 and 1992 included the following expense (income) components:

                                                    1994       1993       1992
                                                  ---------  ---------  ---------
Service cost benefits earned during the period..  $ 21,260   $ 16,117   $ 15,384
Interest cost on projected benefit obligation...    38,773     35,186     32,933
Actual (return) loss on plan assets.............    17,746    (49,401)   (16,426)
Net amortization and deferral...................   (57,389)    10,105    (20,965)
                                                  --------   --------   --------
  Net pension cost..............................  $ 20,390   $ 12,007   $ 10,926
                                                  ========   ========   ========

The weighted average discount rate used in determining the actuarial present value of the projected benefit obligation for the Corporation was 8.0% and 7.0%, respectively, at December 31, 1994 and 1993. The rate of increase on future compensation levels was 5.0%. The expected long-term rate of return on plan assets was 8.5% to 9.5%.

The Corporation sponsors a savings plan for its employees. Contributions to the savings plan for the employers' match were $13,133 in 1994, $13,576 in 1993, and $13,117 in 1992.

Prior to its acquisition by the Corporation, Independence maintained a defined contribution plan which covered all employees who meet age and service requirements. Expense related to this plan was $2,407 in 1994, $2,636 in 1993, and $2,861 in 1992. Vested contributions were rolled into the Corporation's savings plan.

CORESTATES FINANCIAL CORP AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)

12.  RETIREMENT AND BENEFIT PLANS - (continued)

The Corporation and its subsidiaries provide certain postretirement health care and life insurance benefits for retired employees. Postretirement benefits are provided through an insurance company whose premiums are based on the benefits paid during the year. The postretirement health care plan is contributory, with retiree contributions based on years of service.

Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("FAS 106") requires that employers accrue the costs associated with providing postretirement benefits during the active service periods of employees, rather than the previously accepted accounting practice of recognizing these costs on a pay-as-you-go basis.

Effective January 1, 1992, the Corporation adopted FAS 106. As permitted under FAS 106, the Corporation elected to recognize immediately the transitional postretirement benefit liability of $128,706, $84,946 after-tax or $.62 per share, as the cumulative effect of a change in accounting principle.

The liability for postretirement benefits included in other liabilities at December 31, 1994 and 1993 was as follows:

                                                     1994                 1993
                                                  ----------            ----------
Accumulated postretirement benefit obligation:
   Retirees.....................................  $ (93,547)            $(102,143)
   Fully eligible active plan participants......     (2,979)               (3,662)
   Other active plan participants...............    (32,420)              (41,056)
                                                  ---------             ---------
Accumulated postretirement benefit obligation      (128,946)             (146,861)
Plan assets at fair value (a)...................     24,467                20,006
                                                  ---------             ---------
Unfunded obligation at December 31,.............   (104,479)             (126,855)
Unrecognized net (gain) loss....................    (27,247)                3,795
                                                  ---------              --------
Accrued postretirement benefit obligation.......  $(131,726)            $(123,060)
                                                  =========             =========

------------------------------------
(a)  Primarily municipal bonds and short-term investments.

Net periodic postretirement benefit cost for the years ended December 31, 1994 and 1993 included the following expense (income) components:

                                                    1994            1993
                                                  --------        --------
Service cost-benefits earned during the period..  $ 2,323         $ 2,160
Interest cost on accumulated postretirement
   benefit obligation...........................    9,261          10,108
Actual return on plan assets....................     (461)             (6)
Net amortization and deferral...................     (736)              6
                                                  -------         -------
Net periodic postretirement benefit cost........  $10,387         $12,268
                                                  =======         =======

For measurement purposes, an 11% annual rate of increase in the per capita cost of covered health care benefits was assumed for 1994; the rate was assumed to decrease gradually to 9.5% for 1997 and remains at that level thereafter. For measurement purposes, a fixed dollar amount was determined as the Corporation's maximum cost per employee. This fixed dollar amount was established at the projected cost level for medical expenses in 1997. The health care cost trend rate assumption has a significant effect on the amounts reported. To illustrate, increasing the assumed health care cost trend rates by 1 percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 1994 by $9,217 and the aggregate of the service and interest cost components of net periodic postretirement benefit cost for the year then ended by $730.

The expected long-term rate of return on plan assets was 6.0%. The weighted-average discount rate used in determining the accumulated postretirement benefit obligation was 8.0% and 7.0%, respectively, at December 31, 1994 and 1993.

CORESTATES FINANCIAL CORP AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)

12.  RETIREMENT AND BENEFIT PLANS - (continued)

Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" ("FAS 112") was issued in November 1992 to establish accounting for benefits provided to former or inactive employees after employment but before retirement. FAS 112 requires that employers accrue the costs associated with providing benefits, such as salary and benefit continuation under disability plans, when payment of the benefits is probable and the amount of the obligation can be reasonably estimated. Effective January 1, 1993, the Corporation adopted FAS 112. The Corporation recognized the January 1, 1993 FAS 112 transitional liability of $20,015, $13,010 after-tax or $.09 per share, as the cumulative effect of a change in accounting principle. The impact of FAS 112 on salaries, wages and benefits expense for the year ended December 31, 1994 and 1993 was not material.

13.  LONG-TERM INCENTIVE PLAN

The Corporation has outstanding options granted under the Corporation's long-term incentive plan (the "Plan"). As provided in the Plan, a variety of incentives can be issued to eligible participants including restricted stock awards, incentive stock options, non-qualified stock options, stock appreciation rights, performance units and cash awards. Constellation, Independence and Germantown had maintained similar plans. Options granted under those plans were assumed by the Corporation upon consummation of their respective acquisitions. The Plan provides for a maximum number of options available to be granted each year equal to 2% of outstanding common shares as of January 1 of that year. Information on options for 1994 follows:

                                          Shares
                                          under           Option price
                                          option            per share
                                        ----------      ---------------
Balance at January 1, 1994..........    6,419,579       $ 3.21 - $54.70
Options granted.....................    1,896,925        26.38 -  28.00
Options exercised...................     (936,294)        3.21 -  27.50
Options cancelled...................     (144,511)        7.64 -  54.70
                                        ---------
Balance at December 31, 1994........    7,235,699         3.99 -  54.70
                                        =========

Options under the Plan are granted to purchase the Corporation's common shares at market value on the date of grant and are exercisable one year from the date of grant for a period not exceeding ten years. Stock appreciation rights may be granted in conjunction with the granting of an option. Upon the exercise of stock appreciation rights and the surrender of the related option, an employee may receive in cash or common stock of the Corporation a value equal to the difference between the market price at the date of exercise and the option price of shares.

The assumed exercise of the options and other awards under the Plan did not have a materially dilutive effect on the earnings per share in years 1992 through 1994.

The preceding option table does not reflect 214,062 performance unit awards outstanding at December 31, 1994, 280,190 at December 31, 1993 and 371,514 at December 31, 1992. Performance unit awards are earned subject to specific performance of the Corporation over specified performance periods as defined in the Plan. The payment value of each performance unit earned for the applicable performance period is the fair market value of one share of common stock of the Corporation based on the formula contained in the Plan. During 1994, 1993 and 1992, respectively, $867, $1,051 and $1,557 was expensed in connection with performance unit awards.

14.  OPERATING LEASES

Rental expense, reduced by sublease rental income, charged to operations was $59,820, $63,055 and $62,042 for 1994, 1993 and 1992, respectively.

15.  OFF-BALANCE SHEET DERIVATIVE FINANCIAL INSTRUMENTS AND COMMITMENTS

In the normal course of business, there are outstanding commitments and contingent liabilities which are not reflected in the financial statements. These include various financial instruments with off-balance sheet risk used in connection with the Corporation's asset and liability management and to provide for the needs of customers. These involve varying degrees of credit, interest rate and liquidity risk, but do not represent unusual risks for the Corporation and management does not anticipate any significant losses as a result of these transactions.

CORESTATES FINANCIAL CORP AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)

15. OFF-BALANCE SHEET DERIVATIVE FINANCIAL INSTRUMENTS AND COMMITMENTS - continued

DERIVATIVE FINANCIAL INSTRUMENTS HELD OR ISSUED FOR PURPOSES OTHER THAN TRADING

The Corporation uses off-balance sheet derivative financial instruments, such as interest rate swaps, futures and caps, to manage interest rate risk. The Corporation's exposure to interest rate risk stems from the mismatch between the sensitivity to movements in interest rates of the Corporation's assets and liabilities and from the spread risk between the rates on those assets and liabilities and financial market rates. The use of derivatives to manage interest rate risk falls into three categories: interest sensitivity adjustments, interest rate spread protection and hedging anticipated asset sales.

Interest rate swaps and futures are generally used to lengthen the interest rate sensitivity of short-term assets and to shorten the repricing characteristics of longer term liabilities. Interest rate caps are used to manage spread risk. Interest rate caps are also used to offset the risk of upward interest rate movement on adjustable rate mortgages and other products with imbedded caps as well as to reduce the risk that interest rate spreads narrow on prime based products. Gains or losses are used to adjust the basis of the related asset or liability and interest differentials are adjustments of the related interest income or expense.

In connection with anticipated sales of longer term assets acquired through merger or generated in the loan origination process, the Corporation uses interest rate swaps and option agreements to reduce interest rate sensitivity as the assets are readied for sale. Hedge gains or losses are used to adjust the basis of the assets held for sale.

Derivative financial instruments used in the management of interest rate risk at December 31, 1994 are summarized by category in the table below.

                                           Interest     Interest   Interest
                                             rate         rate       rate          Other
                                             swaps      futures      caps       derivatives      Total
                                          -----------   --------   --------     -----------     -------
Interest Sensitivity Adjustment:
 Assets:
   Notional amount....................        $2,920     $1,043     $   51            $125     $ 4,139
   Unrealized gains...................             5                     1                           6
   Unrealized losses..................           (70)        (1)                                   (71)
 Deposits and other borrowings:
  Notional amount.....................         3,714                                             3,714
  Unrealized gains....................             4                                                 4
  Unrealized losses...................           (96)                                              (96)
 Long-term debt:
  Notional amount.....................           788                    25                         813
  Unrealized gains....................             3                                                 3
  Unrealized losses...................           (57)                   (1)                        (58)

Spread Protection:
 Assets:
   Notional amount....................                                 677                         677
   Unrealized gains...................                                   4                           4
   Unrealized losses..................                                  (9)                         (9)
 Deposits and other borrowings:
  Notional amount.....................                                 300                         300
  Unrealized gains....................                                  10                          10
  Unrealized losses...................

Anticipated Asset Sales:
  Notional amount.....................           428                                   170         598
  Unrealized gains                                 1                                     1           2
  Unrealized losses...................

Total:
  Notional amount.....................        $7,850     $1,043     $1,053            $295     $10,241
                                              ======     ======     ======            ====     =======
  Unrealized gains....................        $   13     $    -     $   15            $  1     $    29
                                              ======     ======     ======            ====     =======
  Unrealized losses...................        $ (223)    $   (1)    $  (10)           $  -     $  (234)
                                              ======     ======     ======            ====     =======
  Net unrealized gains (losses)               $ (210)    $   (1)    $    5            $  1     $  (205)
                                              ======     ======     ======            ====     =======

The following table summarizes interest rate risk related derivative activity during 1994:


                                     Interest   Interest   Interest
                                       rate       rate       rate        Other
Notional Amounts                      swaps      futures     caps     derivatives    Total
----------------                     --------   --------   --------   -----------   -------
As of December 31, 1993...........    $4,125    $  926      $  701      $   39      $ 5,791
Additions.........................     4,477     8,420         476         976       14,349
Terminated contracts(a)...........              (8,303)                              (8,303)
Maturities/
  amortization....................      (752)                 (124)       (720)      (1,596)
                                     -------    ------      ------      ------      -------
As of December 31, 1994...........    $7,850    $1,043      $1,053      $  295      $10,241
                                     =======    ======      ======      ======      =======

---------------------------------------
(a) As of December 31, 1994, CoreStates had no material deferred gains or losses related to terminated derivative contracts.

A summary of interest rate swap contracts categorized by whether the Corporation receives or pays fixed rates and stratified by repricing or maturity date is as follows:

                                                                  Years
                                     -----------------------------------------------------------
                                       0-1         1-2       2-3       3-4       4-5      over 5       Total
                                       ---         ---       ---       ---       ---      ------      ------
Receive Fixed/Pay Floating
  Receive    Notional...........     $1,411      $2,153     $ 767     $ 672     $ 979      $ 975      $6,957
             Rate...............       6.30%       6.95%     6.58%     6.57%     7.04%      6.92%       6.75%
  Pay        Notional...........     $6,957                                                           $6,957
             Rate...............       6.16%                                                            6.16%

Pay Fixed/Receive Floating(a)
  Pay        Notional...........     $  346      $   30               $  40     $  37      $  90      $  543
             Rate...............       7.79%       8.78%               8.33%     8.09%      8.42%       8.01%
  Receive    Notional...........     $  543                                                           $  543
             Rate...............       5.49%                                                            5.49%

Receive Floating/Pay Floating
(Basis Swaps)
             Notional...........     $   90                                                           $   90
  Receive    Rate...............       4.96%                                                            4.96%
  Pay        Rate...............       6.23%                                                            6.23%

Receive Fixed/Pay Floating(b)
(Forward Start)
  Receive    Notional...........                                      $ 205     $  30      $  25      $  260
             Rate...............                                       6.32%     6.38%      6.37%       6.33%
  Start Date Notional...........                 $  260                                               $  260

_________________________________________
(a) Includes $306 million swaps which CoreStates has agreed with counterparty to terminate in 1995.
(b)  Pay rate will be determined on forward start date.

Foreign currency derivatives used for hedging activities have not had a material impact on income or liquidity of the Corporation for any of the years presented.

DERIVATIVE FINANCIAL INSTRUMENTS HELD OR ISSUED FOR TRADING PURPOSES

In its business of providing risk management services for its customers, the Corporation engages in derivative activities including interest rate swaps, caps and floors. In addition, as part of its international business, the Corporation enters into foreign exchange contracts on behalf of customers. These contracts are matched against forward sale or purchase contracts. All customer related derivative financial instrument transactions are marked to market and any gains or losses are recorded in the income statement.

The Corporation does not maintain a regular trading business where unbalanced positions are taken in any financial derivative instrument.

Customer related derivative financial instruments accounted for as held for trading at December 31, 1994 are summarized by type of instrument in the table below:

                                            Notional    Net gain
                                             amount     (loss)(a)
                                            --------    ---------
Interest Rate Swaps:
  CoreStates receives fixed.............    $  192      $  (4)
  CoreStates pays fixed.................       192          4
Interest Rate Caps/Floors:
  Sold..................................       424         (5)
  Purchased.............................       424          5
Foreign exchange contracts..............     1,817          2
                                            ------       ----
Total Customer Related Derivatives......    $3,049       $  2
                                            ======       ====

-----------------
(a) Average net gain (loss) during 1994 was substantially the same as the net gain (loss) at December 31, 1994.

The current replacement cost for the customer related derivatives portfolio was $11.2 million at December 31, 1994. This assumes that only counterparties for whom it would be favorable to default would do so.

The following is a summary of off-balance sheet commitments and derivative financial instruments as of December 31, 1994 and 1993, including fair values:

                                                                                 1994                              1993
                                                                       --------------------------       -------------------------
                                                                       Notional         Fair              Notional         Fair
                                                                         or            Value                 or           Value
                                                                     Contractual      of Asset          Contractual      of Asset
                                                                        Amount      (Liability)(1)         Amount     (Liability)(1)
                                                                     -----------   --------------       -----------   --------------
Standby letters of credit, net of participations (a)...........      $1,125,262     $  (2,813)          $1,123,303    $ (1,884)
Commercial letters of credit...................................       1,244,164        (3,110)             892,450      (2,227)
Commitments to extend credit (b)...............................       8,223,261       (13,310)           7,000,689     (13,000)
Unused commitments under credit card lines.....................       3,579,453                          2,993,233
Interest rate futures and forward contracts (c):
   Commitments to purchase.....................................       1,043,000        (1,185)             925,500         365
Commitments to purchase foreign and
   U.S. currencies (d).........................................       1,816,549         1,702            1,336,646       1,148
Interest rate swaps, notional principal
   amounts (e).................................................       8,234,400      (210,300)           4,597,119     133,163
Interest rate caps and floors (f):
   Written.....................................................         749,857       (15,000)             622,920      (4,196)
   Purchased...................................................       1,150,657        20,200              621,398       5,004
Other derivatives..............................................         295,000           400               39,000         225

------------------------------------
(1)  See Note 3 for discussion of fair value.

CORESTATES FINANCIAL CORP AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)

15. OFF-BALANCE SHEET DERIVATIVE FINANCIAL INSTRUMENTS AND COMMITMENTS - continued

(a) Standby letters of credit ("SBLC") are used in various transactions to enhance the credit standing of the Corporation's customers and are subjected to the same risk, credit review and approval process as loans. SBLC's are irrevocable assurances that the Corporation will make payment in the event that a customer cannot perform its contractual obligations to third parties.

(b) Commitments to extend credit represent the Corporation's obligation to fund commercial and real estate loans, including home equity lines, lines of credit, revolving lines of credit and other types of commitments.

(c) Exchange traded futures contracts and forward rate agreements represent agreements to exchange dollar amounts at a specified future date for interest rate differentials between an agreed interest rate and a reference rate, computed on a notional amount. Credit and market risk exist with respect to these instruments. Exchange traded futures contracts entail daily cash settlement; therefore, the credit risk amount represents a one-day receivable.

(d) Commitments to purchase foreign and U.S. currencies are primarily executed for the needs of customers. These foreign exchange contracts are structured similar to interest rate futures and forward contracts. The risk associated with a foreign exchange contract arises from the counterparty's ability to make payment at settlement and that the value of a foreign currency might change in relation to the U.S. dollar. The Corporation's exposure, if any, to counterparty failure equals the current market value of the contract, which at December 31, 1994 and 1993 was $2,275 and $1,160, respectively. Included in fees for international services are net foreign exchange gains of $18,863, $15,979 and $16,887 for the years ended December 31, 1994, 1993 and 1992, respectively.

(e) Interest rate swaps generally represent the contractual exchange of fixed and variable rate interest payments based on a notional principal amount and an interest reference rate. Credit risk exists with respect to these instruments arising from the possible failure of the counterparty to make required payments on those contracts which are favorable to the Corporation. The Corporation's exposure to counterparty failure equals the current replacement cost of the contract. At December 31, 1994 and 1993, the replacement cost of the Corporation's interest rate swap contracts was $17,093 and $160,598, respectively. The risk of counterparty failure is controlled by limiting transactions to an approved list of counterparties. In addition, Corestates requires collateral from counter parties when the risk exceeds an acceptable threshold. Net cash received on interest rate swaps during 1994 totaled $99,928.

(f) Interest rate caps and floors are written by the Corporation to enable customers to transfer, modify or reduce their interest rate risk. Interest rate caps and floors are similar to interest rate swaps except that payments are made only if current interest rates move above or below a predetermined rate. The risk associated with interest rate caps and floors is an unfavorable change in
interest rates.   As a writer of interest rate caps and floors, the Corporation receives a premium in exchange for bearing the risk of an unfavorable change in
interest rates.   The Corporation generally minimizes this risk by entering into offsetting cap and floor positions that essentially counterbalance each other. The Corporation also enters interest rate caps to offset the risk of upward interest rate movement on assets with embedded caps as well as to limit spread risk. As a purchaser of interest rate caps, the Corporation pays a premium in exchange for the right to receive payments if interest rates rise above predetermined levels. Similar to interest rate swaps, credit risk exists with respect to the possible failure of the counterparty to make required payments on those contracts which are favorable to the Corporation. Exposure to counterparty failure equals the current replacement cost of the contract which totalled $20,200 and $5,004, respectively, at December 31, 1994 and 1993.

In the normal course of business, the Corporation and its subsidiaries are subject to numerous pending and threatened legal actions and proceedings, some for which the relief or damages sought are substantial. Management does not believe the outcome of these actions and proceedings will have a materially adverse effect on the consolidated financial position of the Corporation.

CORESTATES FINANCIAL CORP AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)

16.  PROVISION FOR INCOME TAXES

The provision for income taxes in the consolidated statement of income consists of the following:


                                                  1994       1993       1992
                                                --------   --------   --------
Current:
  Federal.....................................  $106,053   $155,972   $ 85,838
  State.......................................    15,652     18,209     11,095
                                                --------   --------   --------
        Total domestic........................   121,705    174,181     96,933
  Foreign.....................................     5,558     10,284      4,368
                                                --------   --------   --------
        Total current.........................   127,263    184,465    101,301
Deferred Federal and state expense (benefit)..    16,393    (10,656)    26,864
                                                --------   --------   --------
        Total provision for income taxes......  $143,656   $173,809   $128,165
                                                ========   ========   ========

The significant components of the Corporation's deferred tax assets and liabilities at December 31, 1994 and 1993 are as follows:

                                                   1994         1993
                                                 ---------    ---------
Deferred tax assets:
  Allowance for loan losses....................  $171,176     $149,097
  Postretirement and postemployment benefits...    65,743       56,346
  Reserves.....................................    26,616       30,931
  Other........................................    61,108       71,388
                                                 --------     --------
  Gross deferred tax asset.....................   324,643      307,762
  Valuation allowance..........................    (9,102)      (9,102)
                                                 --------     --------
         Total deferred tax assets.............   315,541      298,660
                                                 --------     --------

Deferred tax liabilities:
  Auto leasing portfolio.......................    88,570       69,721
  FAS 115 fair value accounting................     5,981       34,916
  Partnership investments......................       744       19,660
  Tax over book depreciation...................    18,040       16,689
  Affiliate income.............................    17,716       14,924
  Other........................................     9,984       15,692
                                                 --------     --------
        Total deferred tax liabilities.........   141,035      171,602
                                                 --------     --------
Net deferred tax assets........................  $174,506     $127,058
                                                 ========     ========

At December 31, 1994 cumulative deductible temporary differences are approximately $928 million and the related deferred tax asset is $325 million. The major components of the temporary differences include $489 million related to the allowance for loan losses and $188 million related to pension, FAS 106 and FAS 112. Cumulative taxable temporary differences related to deferred tax credits at December 31, 1994 are estimated at $403 million and are primarily related to leasing, FAS 115 fair value accounting, affiliate income and depreciation. The related deferred tax liability is $141 million.

CORESTATES FINANCIAL CORP AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS)

16.  PROVISION FOR INCOME TAXES - (continued)

The Corporation has determined that it is not required to establish a valuation reserve for the Federal deferred tax asset since it is more likely than not that the deferred tax asset of $315 million will be principally realized through carryback to taxable income in prior years, and future reversals of existing taxable temporary differences, and to a lesser extent, future taxable income and tax planning strategies. Management believes that future taxable income will be sufficient to realize the benefits of temporary deductible differences that cannot be realized through carryback to prior years or through the reversal of future temporary taxable differences. The Corporation's conclusion that it is "more likely than not" that the deferred tax asset will be realized is based on a history of growth in earnings and the prospects for continued growth including an analysis of potential uncertainties that may affect future operating results. The Corporation will continue to review the tax criteria of "more likely than not", for the recognition of deferred tax assets on a quarterly basis.

As required by FAS 109, the Corporation has determined that it is required to establish a $9 million valuation reserve for the deferred tax asset related to pre-affiliation state income taxes.

The consolidated effective tax rates are reconciled to the statutory rate as follows:


                                         1994        1993        1992
                                         -----       -----       -----
Statutory rate.........................  35.0%       35.0%       34.0%
Difference resulting from:
  Tax-exempt income....................  (3.4)       (3.1)       (5.0)
  State, local and foreign income tax..   2.6         2.4         2.2
  Other, net...........................   2.4        (1.9)        1.1
                                         ----        ----        ----
Effective tax rate.....................  36.6%       32.4%       32.3%
                                         ====        ====        ====

Foreign earnings of certain subsidiaries would be taxed only upon their transfer to the United States. Accumulated earnings of insurance subsidiaries would be taxed only to the extent they are distributed as dividends, or exceed limits prescribed by tax laws. No transfers or dividends are contemplated at this time. Taxes payable upon remittance of such accumulated earnings of $22,014 at December 31, 1994 would approximate $7,306.

Taxes, other than income taxes, included in other operating expenses for the years ended December 31, 1994, 1993 and 1992 are $70,505, $76,608 and $75,382,
respectively.

CORESTATES FINANCIAL CORP AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS:  Continued
(DOLLAR AMOUNTS IN THOUSANDS)

17.  QUARTERLY FINANCIAL DATA (UNAUDITED)

The following represents summarized quarterly financial data of the Corporation, which, in the opinion of management, reflects all adjustments (comprising only normal recurring accruals) necessary for a fair presentation:

                                                                      THREE MONTHS ENDED
                                                ------------------------------------------------------------
                                                DEC.31          SEPT.30         JUNE 30          MARCH 31
                                                ------          -------         -------          --------
1994
-----
Interest income......................           $517,956        $488,406        $473,956         $449,209
                                                ========        ========        ========         ========
Interest expense.....................           $158,709        $136,287        $124,291         $120,871
                                                ========        ========        ========         ========
Net interest income..................           $359,247        $352,119        $349,665         $328,338
                                                ========        ========        ========         ========
Provision for losses on loans........           $ 25,000        $ 25,000        $ 49,995         $146,905
                                                ========        ========        ========         ========
Securities gains.....................           $  4,610        $  4,223        $  3,023         $  6,897
                                                ========        ========        ========         ========
Income (loss) before cumulative
  effect of a change in accounting
  principle..........................           $111,475        $104,221        $ 63,091         $(29,995)
                                                ========        ========        ========         ========
Cumulative effect of a change
  in accounting principle............                                                            $ (3,430)
                                                                                                 ========
Net income (loss)....................           $111,475        $104,221        $ 63,091         $(33,425)
                                                ========        ========        ========         ========
Net income (loss) per common share...               $.78            $.74            $.44(b)         $(.21)(a)(b)
                                                    ====            ====            ====            =====
Average common shares outstanding....            142,252         141,033         142,139          144,612
                                                ========        ========        ========         ========

1993
----
Interest income......................           $457,021        $464,164        $461,521         $459,158
                                                ========        ========        ========         ========
Interest expense.....................           $123,601        $125,930        $129,844         $137,218
                                                ========        ========        ========         ========
Net interest income..................           $333,420        $338,234        $331,677         $321,940
                                                ========        ========        ========         ========
Provision for losses on loans........           $ 29,646        $ 30,005        $ 30,825         $ 30,725
                                                ========        ========        ========         ========
Securities gains (losses)............           $ 10,649        $  3,306        $   (694)        $  2,849
                                                ========        ========        ========         ========
Income before cumulative
   effect of a change in accounting
   principle.........................           $ 94,676        $ 96,081        $ 91,391         $ 80,281
                                                ========        ========        ========         ========
Cumulative effect of a change
   in accounting principle...........                                                            $(13,010)
                                                                                                 ========
Net income...........................           $ 94,676        $ 96,081        $ 91,391         $ 67,271
                                                ========        ========        ========         ========
Net income per common share..........               $.65            $.66            $.63             $.55(a)
                                                    ====            ====            ====             ====
Average common shares outstanding....            145,372         145,702         145,476          145,109
                                                ========        ========        ========         ========

____________________________________
(a) Based on income before cumulative effect of a change in accounting principle.
(b) Reflects after-tax merger-related charges of $.89 per share recorded in the first quarter of 1994 for the Constellation acquisition and $.28 per share recorded in the second quarter for the Independence acquisition.

18.  INTERNATIONAL OPERATIONS

International operations include the international activities of CBNA and its six overseas branches and two Edge Act subsidiaries. The International Banking group engages in foreign banking and international financing activities including loans, acceptances, time deposits, letter of credit financing and related financial services.

Due to the complex nature of the Corporation's businesses and because its revenue from customers domiciled outside the U.S. is recorded in both domestic and foreign offices, it is impossible to segregate with precision the respective contributions to income from the domestic and international operations. As these operations are highly integrated, estimates and subjective assumptions have been made to apportion revenue and expenses between domestic and international operations. Charges for funds used by one segment provided by another segment are based on a pooled cost of purchased funds. Geographic distributions of earnings are based upon average interest earning assets. Expenses are charged to international operations as directly incurred by such activities plus allocated charges consistent with internal allocation policies. Subject to the above limitations, estimates and assumptions, the following tables present information attributable to international operations:

CORESTATES FINANCIAL CORP AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS:  CONTINUED
(DOLLAR AMOUNTS IN THOUSANDS)

18.  INTERNATIONAL OPERATIONS - (continued)


                                    Domestic                    International
                                   Operations                    Operations               Total
                                   -----------                 --------------          -----------
DECEMBER 31, 1994
Assets(a).................         $27,581,360                 $ 1,743,776(b)          $29,325,136
                                   ===========                 ===========             ===========
Total operating
  income..................         $ 2,297,773                 $  194,269              $ 2,492,042
                                   ===========                 ===========             ===========
Income before
  income taxes............         $   349,473                 $   42,975              $   392,448
                                   ===========                 ===========             ===========
Income before cumulative
  effect of a change in
  accounting principle....         $   220,859                 $   27,933              $   248,792
                                   ===========                 ===========             ===========

DECEMBER 31, 1993
Assets(a).................         $26,784,458                 $1,650,159              $28,434,617
                                   ===========                 ===========             ===========
Total operating
  income..................         $ 2,258,689                 $  157,205              $ 2,415,894
                                   ===========                 ===========             ===========
Income before
  income taxes............         $   492,450                 $   43,788              $   536,238
                                   ===========                 ===========             ===========
Income before cumulative
  effect of a change in
  accounting principle....         $   333,967                 $   28,462              $   362,429
                                   ===========                 ===========             ===========

DECEMBER 31, 1992
Assets(a).................         $26,786,725                 $1,945,992              $28,732,717
                                   ===========                 ===========             ===========
Total operating
  income..................         $ 2,411,954                 $  160,548              $ 2,572,502
                                   ===========                 ===========             ===========
Income before
  income taxes............         $   351,224                 $   45,075              $   396,299
                                   ===========                 ===========             ===========
Income before cumulative
  effect of a change in
  accounting principle....         $   238,835                 $   29,299              $   268,134
                                   ===========                 ===========             ===========

____________________

(a) The Corporation had no material foreign currency position at December 31, 1994, 1993 and 1992. Assets primarily consist of Eurodollar time deposit placements, loans and acceptances with maturities of one year or less.

(b) At December 31, 1994, $227,772 of these assets represent LDC risk related to short-term trade finance.

CORESTATES FINANCIAL CORP AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS:  Continued
(DOLLAR AMOUNTS IN THOUSANDS)

19. FINANCIAL STATEMENTS OF THE PARENT COMPANY

Statement of Income


                                                        Year Ended December 31,
                                                    -------------------------------
                                                      1994       1993       1992
                                                    ---------  ---------  ---------
REVENUES
--------
Dividends from subsidiaries:
  Banks...........................................  $240,370   $204,393   $151,016
  Other subsidiaries..............................    20,375     14,648     20,527
                                                    --------   --------   --------
        Total dividends from subsidiaries.........   260,745    219,041    171,543
Interest income from subsidiaries.................     1,702      6,238      6,724
Processing and management fees from subsidiaries     140,558    133,114    128,917
Rental income from subsidiaries...................     2,059      2,059      2,059
Securities gains (losses).........................        (2)      (380)       806
Other income......................................       119        721        828
                                                    --------   --------   --------
     Total revenues...............................   405,181    360,793    310,877
                                                    --------   --------   --------

EXPENSES
--------
Interest on:
  Funds borrowed..................................     5,142      2,738      2,311
  Long-term debt..................................     5,323      8,827     18,348
                                                    --------   --------   --------
  Total interest expense..........................    10,465     11,565     20,659
Salaries, wages and benefits......................    79,055     75,031     71,327
Net occupancy.....................................    29,230     29,827     25,995
Equipment expenses................................     7,520      6,493      3,697
Other operating expenses..........................    57,352     26,117     29,210
                                                    --------   --------   --------
     Total expenses...............................   183,622    149,033    150,888
                                                    --------   --------   --------
Income before income tax benefit and equity in
  undistributed income of subsidiaries............   221,559    211,760    159,989
Income tax benefit................................   (13,715)    (2,882)    (3,840)
                                                    --------   --------   --------
Income before equity in undistributed income
  of subsidiaries.................................   235,274    214,642    163,829
Equity in undistributed income (loss) of
  subsidiaries:
     Banks........................................   (52,590)    89,743      3,767
     Other subsidiaries...........................    62,678     45,034     17,061
                                                    --------   --------   --------
                                                      10,088    134,777     20,828
                                                    --------   --------   --------
INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE IN
  ACCOUNTING PRINCIPLE............................   245,362    349,419    184,657
Cumulative effect of a change in accounting
  principle.......................................         -          -     (1,469)
                                                    --------   --------   --------
NET INCOME........................................  $245,362   $349,419   $183,188
                                                    ========   ========   ========

CORESTATES FINANCIAL CORP AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS: Continued
(DOLLAR AMOUNTS IN THOUSANDS)

19.  FINANCIAL STATEMENTS OF THE PARENT COMPANY - (continued)


Balance Sheet                                              December 31,
                                                    -------------------------
                                                       1994           1993
                                                    ----------    -----------
ASSETS
------
Cash..............................................  $    3,893     $    8,754
Time deposit......................................         300            300
Investments and receivables-subsidiaries:
  Investments in subsidiaries at equity
  in underlying net assets:
    Banks.........................................   2,279,541      2,116,076
    Other subsidiaries............................     308,130        228,630
                                                    ----------     ----------
      Total investments in subsidiaries...........   2,587,671      2,344,706
  Other...........................................       9,165         69,427
                                                    ----------     ----------
      Total investments and receivables-
        subsidiaries..............................   2,596,836      2,414,133
Investments:  securities available-for-sale.......      69,566         55,317
Premises, net of accumulated depreciation.........       6,457          7,187
Other assets......................................       9,282          5,823
                                                    ----------     ----------
      Total assets................................  $2,686,334     $2,491,514
                                                    ==========     ==========

LIABILITIES
-----------
Funds borrowed - subsidiaries.....................  $  246,609
Dividends payable.................................      50,152     $   35,171
Other liabilities.................................      28,208          7,821
Long-term debt....................................      11,251         80,138
                                                    ----------     ----------
     Total liabilities............................     336,220        123,130

SHAREHOLDERS' EQUITY
--------------------
     Total shareholders' equity...................   2,350,114      2,368,384
                                                    ----------     ----------
     Total liabilities and shareholders' equity...  $2,686,334     $2,491,514
                                                    ==========     ==========

The approval of the Comptroller of the Currency is required for a nationally chartered bank to pay dividends if the total of all dividends declared in any calendar year exceeds the bank's net profits (as defined) for that year combined with its retained net profits for the preceding two calendar years. Under this formula, CBNA and CBD can declare dividends without approval of the Comptroller of the Currency of approximately $139 million and $18 million, respectively, plus an additional amount equal to CBNA's and CBD's retained net profits for 1995 up to the date of any such dividend declaration. Due to merger-related charges recorded in 1994 by Constellation, which was merged into NJNB,NJNB is unable to pay dividends without the prior approval of the Comptroller of the Currency.

The Federal Reserve Act requires that extensions of credit by CBNA and NJNB to certain affiliates, including the Corporation, be secured by specified amounts and types of collateral, that extensions of credit to any such affiliate generally be limited to 10% of capital and surplus (as defined) and that extensions of credit to all such affiliates be limited to 20% of capital and surplus.

The Corporation has guaranteed certain borrowings of its subsidiaries at December 31, 1994 in the amount of $2,577,507, which includes $852,922 for commercial paper.

The maturities for parent company long-term debt for the years ending December 31, 1995 through 1999 are: $1,133; $1,234; $1,345; $1,465; and $1,596,
respectively.

CORESTATES FINANCIAL CORP AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS:  CONTINUED
(DOLLAR AMOUNTS IN THOUSANDS)

19.  FINANCIAL STATEMENTS OF THE PARENT COMPANY - (continued)


Statement of Cash Flows
                                                                   Year Ended December 31,
                                                      ------------------------------------------------
                                                         1994               1993               1992
                                                      ----------         ----------         ----------
OPERATING ACTIVITIES
  Net income........................................  $ 245,362          $ 349,419          $ 183,188
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Undistributed income of subsidiaries............    (10,088)          (143,393)           (32,823)
    Cumulative effect of a change in
      accounting principle..........................          -                  -              1,469
    Securities (gains) losses.......................          2                380               (806)
    Depreciation and amortization...................      1,524                938              1,328
    Deferred income tax expense (benefit)...........     (5,428)             1,692             (1,563)
    Decrease in interest receivable.................          -                 96                291
    Increase (decrease) in interest payable.........       (419)             1,082                 60
    Increase (decrease) in due to subsidiaries......     23,978             (6,875)           (47,695)
    Other...........................................     (9,666)            (4,085)            14,223
                                                      ---------          ---------          ---------
     NET CASH PROVIDED BY OPERATING ACTIVITIES......    245,265            199,254            117,672
                                                      ---------          ---------          ---------

INVESTING ACTIVITIES
  Purchase of Germantown Savings Bank...............   (108,061)                 -                  -
  Investment in subsidiaries........................    (96,860)            (5,460)           (72,240)
  (Increase) decrease in receivables from
   subsidiaries.....................................     53,862            (16,962)            11,142
  Purchases of investment securities................   (202,309)          (483,551)          (232,313)
  Proceeds from maturities and sales of investment
    securities......................................    188,028            453,002            292,956
  Premises and equipment expenditures...............          -               (188)              (271)
  Return of capital from subsidiaries...............     81,000             42,579             42,165
                                                      ---------          ---------          ---------
     NET CASH PROVIDED BY (USED IN) INVESTING
       ACTIVITIES...................................    (84,340)           (10,580)            41,439
                                                      ---------          ---------          ---------

FINANCING ACTIVITIES
  Retirement of long-term debt......................    (45,488)           (20,940)           (18,407)
  Net increase (decrease) in financing from
   subsidiaries.....................................    246,609            (69,092)           (80,849)
  Proceeds from public issuance of common stock.....          -                  -             67,581
  Cash dividends paid...............................   (160,122)          (143,334)          (126,265)
  Purchase of treasury stock........................   (228,963)           (29,449)            (1,480)
  Other.............................................     22,178             29,538             51,093
                                                      ---------          ---------          ---------
       NET CASH USED IN FINANCING ACTIVITIES........   (165,786)          (233,277)          (108,327)
                                                      ---------          ---------          ---------
       INCREASE (DECREASE) IN CASH AND DUE
         FROM BANKS.................................     (4,861)           (44,603)            50,784
       Cash and due from banks at January 1,........      8,754             53,357              2,573
                                                      ---------          ---------          ---------
       CASH AND DUE FROM BANKS AT DECEMBER 31.......  $   3,893          $   8,754          $  53,357
                                                      =========          =========          =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid during the year for:
    Interest........................................  $  10,884          $  10,712          $  15,965
                                                      =========          =========          =========
    Income taxes....................................      -                  -                  -
                                                      =========          =========          =========

20.  JOINT VENTURE

On December 4, 1992, the Corporation entered into a joint venture with three other banking companies creating Electronic Payment Services, Inc. ("EPS"). The joint venture combines the partners' separate consumer electronic transaction processing businesses and provides automated teller machine ("ATM") and electronic point-of-sale ("POS") processing services.

The Corporation contributed to EPS its wholly-owned subsidiaries Money Access Service Inc. ("MAC"), a regional ATM network, and BUYPASS Corporation, a third-party processor of electronic POS transactions.

The Corporation has equal ownership with two partners in the joint venture, each with 31%. The fourth partner owns 7%. As part of the transaction, the Corporation received a cash payment of $79,350 and $245,400 of EPS 5% cumulative redeemable preferred stock. The exchange of assets involved in the transaction resulted in a pre-tax gain to the Corporation of $41,072, $25,670 after-tax, which was recorded in other operating income for the year ended December 31, 1992. The exchange also generated a deferred gain of approximately $138,000.

CORESTATES FINANCIAL CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

20.  JOINT VENTURE - continued

In December 1993, the Corporation and EPS mutually agreed to enter into a recapitalization of EPS involving the EPS preferred stock held by the Corporation. In exchange for substantially all of the preferred stock, the Corporation received from EPS a ten-year 6.45% note providing for equal principal payments over the life of the note. The recapitalization does not affect the amount of deferred gain, but changes the timing of deferred gain income recognition from a five-year period beginning in 1996 to a ten-year period beginning in 1994.

The Corporation's net investment in EPS, $60,610 at December 31, 1994, is included in other assets. "Income from investment in EPS, Inc.", which is included in Non-interest Income, reflects the Corporation's 31% share in EPS net income, interest income on the $250,000 note and $13,666 for recognition of the deferred gain in 1994.

REPORT OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS AND SHAREHOLDERS
CORESTATES FINANCIAL CORP

We have audited the accompanying consolidated balance sheets of CoreStates Financial Corp as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the 1993 and 1992 financial statements of Constellation Bancorp and Independence Bancorp, Inc., which statements reflect total assets constituting 17.2% of the related consolidated totals as of December 31, 1993, and net interest income constituting 15.6% of the related consolidated totals for each of the years ended December 31, 1993 and 1992. Those statements were audited by other auditors whose reports thereon have been furnished to us, and our opinion, insofar as it relates to data included for Constellation Bancorp and Independence Bancorp, Inc., is based solely on the reports of other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of CoreStates Financial Corp at December 31, 1994 and 1993, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, in 1994 and 1993 the Company changed its method of accounting for certain investments in debt and equity securities, in 1993 the Company changed its method of accounting for post-employment benefits, and in 1992 the Company changed its methods of accounting for income taxes and for post-retirement benefits other than pensions.



/s/Ernst & Young LLP


Philadelphia, Pennsylvania
February 7, 1995

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders of
Constellation Bancorp:

We have audited the consolidated statement of condition of Constellation Bancorp and subsidiaries as of December 31, 1993 and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1993 (not presented separately herein). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Constellation Bancorp and subsidiaries at December 31, 1993 and 1992 and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1993, in conformity with generally accepted accounting principles.

As explained in Note 1 to the consolidated financial statements, Constellation Bancorp adopted the provisions of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions," No. 109, "Accounting for Income Taxes," and No. 115, "Accounting for Certain Investments in Debt and Equity Securities," in 1993.

As discussed in Note 1, the accompanying 1993 Consolidated Financial Statements have been restated to remove certain merger related charges.

                                           /s/ KPMG Peat Marwick LLP

Short Hills, New Jersey
March 16, 1994, except as to the
     third paragraph of Note 1 and
     the last paragraph of Note 16,
     which are as of July 19, 1994

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of Independence Bancorp, Inc.



We have audited the consolidated balance sheet of Independence Bancorp. Inc. and Subsidiaries as of December 31, 1993 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Independence Bancorp, Inc. and Subsidiaries at December 31, 1993 and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1993 in conformity with generally accepted accounting principles.

As discussed in the notes to the Consolidated Financial Statements, the Company changed its method of accounting for investments in 1993 and method of accounting for income taxes in 1992.

                                          /s/ Coopers & Lybrand L.L.P.

January 19, 1994
2400 Eleven Penn Center
Philadelphia, Pennsylvania